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                            REVOLVING CREDIT FACILITY

                            Dated as of April 4, 1997


      TRIGEN ENERGY CORPORATION, a Delaware corporation, the BANKS listed on the signature pages hereof, and SOCIETE GENERALE, as Issuing Bank and as Agent, agree as follows (with certain terms used herein being defined in Article 10):


                                   ARTICLE 1.

                                 CREDIT FACILITY

      Section 1.01. Credit Extension. The revolving credit facility available to the Borrower on the Agreement Date pursuant to this Agreement is One Hundred Sixty Million Dollars ($160,000,000).

      (a) Commitment to Lend. Upon the terms and subject to the conditions of this Agreement, each Bank agrees to make, from time to time during the Facility Period, one or more Loans to the Borrower in an aggregate unpaid principal amount not exceeding at any time such Bank's Commitment at such time minus the aggregate of such Bank's Letter of Credit Amounts and such Bank's Percentage Interest of Unreimbursed Letter of Credit Obligations at such time. Subject to
Section 1.06 and the other terms and conditions of this Agreement, the Loans may, at the option of the Borrower, be made as, and from time to time continued as or converted into, Base Rate or Eurodollar Rate Loans of any permitted Type, or any combination thereof.

      (b) Commitments to Issue Letters of Credit. (i) Amounts of Letters of Credit. Upon the terms and subject to the conditions of this Agreement, the Issuing Bank shall issue, from time to time during the Facility Period, one or more Letters of Credit for the account of the Borrower, provided that (A) the aggregate of all Letter of Credit Amounts, Unreimbursed Letter of Credit Obligations and the aggregate unpaid principal amount of all Loans at any time shall not exceed the maximum amount of the Facility at such time and (B) in the case of a Bank, the aggregate of such Bank's Letter of Credit Amounts, and such Bank's Percentage Interest in the Unreimbursed Letter of Credit Obligations and the Loans shall not exceed such Bank?s Commitment at such time.

      (ii)  Terms of Letters of Credit.  Each Letter of Credit:

     (A) May be a standby Letter of Credit in support of Liabilities of the Borrower or one or more of the Borrower's Subsidiaries, in each case, that arise in the ordinary course of business and are in respect of general corporate purposes of the Borrower or such Subsidiaries, as the case may be;

     (B) Shall be (1) denominated only in Dollars and shall be issued on terms and conditions satisfactory to the Issuing Bank, and (2) in a stated amount of not less than One Hundred Thousand Dollars ($100,000);

     (C)  Shall have an expiration date occurring not later than the earlier of
  (1) one year (or, if agreed by the Issuing Bank in its sole discretion, fifteen months) from the date of issuance and (2) the Termination Date;

     (D) May, if requested by the Borrower, contain a provision that the expiration date will be automatically renewed for one year from the existing expiration date unless the Issuing Bank shall have provided notice to the beneficiary in accordance with the renewal and notice terms contained in the Letter of Credit that the Letter of Credit is not to be renewed;

     (E)  Shall be subject to the Uniform Customs; and

     (F) Shall contain such other terms and conditions as may be approved by the Issuing Bank and the Agent.

In the event that a Letter of Credit contains the provisions specified in clause
(D) above, the Issuing Bank may give a notice of non-renewal in accordance with the renewal terms and notice provisions of the Letter of Credit if (i) as of the date that is the earlier of (x) thirty-five days prior to the stated expiration date or (y) ten days prior to the date for the issuing of a non-renewal notice under the terms of the Letter of Credit, the Borrower shall not have satisfied each of the conditions to Credit Extension specified in Section 2.02(b) through
(e), or (ii) the Termination Date is not at least one year after the current stated expiration date. The Issuing Bank shall give a notice of non-renewal if in accordance with the terms and notice provisions of the Letter of Credit the Borrower has delivered a notice to the Issuing Bank referring to the Letter of Credit by date and number and requesting that a notice of non-renewal be delivered.

      (c) Extension of Facility Period. The initial Facility Period shall be three years, but may be extended by a total of two one-year extensions with the prior written consent of the Banks, the Agent and the Issuing Bank. Seventeen months before the end of a Facility Period, the Borrower may request that the Banks extend the Facility Period by one year. Such a request shall be in writing (and shall be irrevocable) and shall be delivered to Agent with such other documentation as the Agent may request. Each Bank, the Agent and the Issuing Bank each in its sole discretion may, but shall not be required to, grant such a one-year extension to the Facility Period. The Agent will notify the Borrower in writing fifteen months before the end of the Facility Period as to whether the one-year extension will be granted and to advise the Borrower of the new Termination Date and any other conditions to such extension, provided that in the absence of such a notice by the Agent, the extension request will be deemed denied.

      Section 1.02.  Disbursement of Loans and Issuance of Letters of Credit.
(a) Manner of Borrowing. (i) The Borrower shall give the Agent notice (which shall be irrevocable) no later than 10:00 a.m. (New York time) on, in the case of Base Rate Loans, the Business Day for the making of such Loans, and, in the case of Eurodollar Rate Loans, the third Eurodollar Business Day before the requested date for the making of such Loans. Each such notice shall be in the form of Schedule 1.02(a) and shall specify (A) the requested date for the making of the requested Loans, which shall be, in the case of Base Rate Loans, a Business Day and, in the case of Eurodollar Rate Loans, a Eurodollar Business Day, (B) the Type or Types of Loans requested and (C) the amount of each such Type of Loan, the aggregate of which amounts for all Types of Loans requested to be made on the requested date shall be at least Two Million Dollars ($2,000,000) or such greater amount in increments of One Hundred Thousand Dollars ($100,000), and shall not exceed the maximum amount that can then be borrowed hereunder. Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and of the amount and Type of each Loan to be made by such Bank on the requested date specified therein.

      (ii) Not later than 1:00 p.m. (New York time) on each requested date for the making of Loans, each Bank shall make available to the Agent, in Dollars in funds immediately available to the Agent at the Agent's Office, the Loans to be made by such Bank on such date. Any Bank's failure to make any Loan to be made by it on the requested date therefor shall not relieve any other Bank of its obligation to make any Loan to be made by such other Bank on such date, but such other Bank shall not be liable for such failure.

      (iii) Unless the Agent shall have received notice from a Bank prior to 12:00 noon (New York time) on the requested date for the making of any Loans that such Bank will not make available to the Agent the Loans requested to be made by such Bank on such date, the Agent may assume that such Bank has made such Loans available to the Agent on such date in accordance with Section 1.02(a)(ii) and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent such Bank shall not have so made available to the Agent, the Loans requested to be made by such Bank on such date and the Agent shall have so made available to such Borrower a corresponding amount on behalf of such Bank, such Bank shall, on demand, pay to the Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Agent to such Borrower until the date such amount shall have been repaid to the Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate. If such Bank does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided in Section 1.03(a).

      (iv) All Loans made available to the Agent in accordance with Section 1.02(a)(ii) shall be disbursed by the Agent not later than 1:00 p.m. (New York time) on the requested date therefor in Dollars in funds immediately available to the Borrower by credit to an account of such Borrower at the Agent's Office or in such other manner as may have been specified in the applicable notice and as shall be acceptable to the Agent.

      (b) (i) Manner of Issuance and Amendment of Letters of Credit. (A) The Borrower shall request the issuance or amendment or renewal of a Letter of Credit by delivering to the Issuing Bank, at least 30 Business Days before the amendment or notice date for non-renewal under the terms of the Letter of Credit, (1) in the case of any such issuance or amendment, a duly completed and executed request for the issuance or amendment of such Letter of Credit substantially in the form of Schedule 1.02(b) (to which request shall be attached, the duly executed form attached as Exhibit A to Schedule 1.02(b), with a notation on such form indicating that such letter of credit is a Letter of Credit issued pursuant to and in accordance with the terms of the Credit Facility), provided that if such request is transmitted to the Issuing Bank by facsimile, the original of such request shall be provided to the Issuing Bank as soon as practicable thereafter, and (2) in the case of any such issuance, if the desired form of Letter of Credit is different from the Issuing Bank's standard form, (x) such request shall be accompanied by a copy of such desired form of Letter of Credit and (y) the Issuing Bank may, but shall not be required to, issue the Letter of Credit in the requested non-standard form and may, in any case, require more than three Business Days after receipt of such a request to issue a non-standard form of Letter of Credit.

      (B) The Issuing Bank shall, on the date of each issuance or amendment of a Letter of Credit, give the Agent, each other Bank and the Borrower notice of such issuance or amendment, accompanied by a copy to the Agent of such Letter of Credit or amendment.

      (ii) Acquisition of Participations upon Issuance. Upon the date of issuance of a Letter of Credit, the Issuing Bank shall be deemed to have granted to each Bank (other than the Issuing Bank), and each Bank (other than the Issuing Bank) shall be deemed to have acquired from the Issuing Bank, without further action by any party hereto, a participation in such Letter of Credit, Unreimbursed Letter of Credit Obligations, and any Drawings that may at any time be made thereunder, to the extent of such Bank's Percentage Interest.

      (iii) Certain Responsibilities in Respect of Letters of Credit. Neither the Issuing Bank nor any Bank shall be responsible for:

     (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for or issuance of a Letter of Credit;

     (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part;

     (C) the failure of any request for a Drawing under a Letter of Credit to strictly comply with conditions required in order to draw on such Letter of Credit, except, in the case only of the Issuing Bank, under the circumstances specified in the last sentence of Section 1.04(b)(iv);

     (D) except to the extent caused by the gross negligence or willful misconduct of the Agent or the Issuing Bank, errors, omissions, interruptions or delays in transmissions or delivery of any messages, by mail, cable, telex or otherwise, whether or not in cipher;

     (E)  errors in interpretation of technical terms;

     (F) any loss or delay in the transmission of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

     (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any Drawing under such Letter of Credit; and

     (H) any consequence arising from causes beyond the control of the Issuing Bank, including, without limitation, any change in Applicable Law.

      Section 1.03. Interest. (a) Rates. (i) Each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to (A) so long as it is a Base Rate Loan, the Base Rate as in effect from time to time and
(B) so long as it is a Eurodollar Rate Loan, the applicable Eurodollar Rate plus the applicable Eurodollar Rate Margin, and (ii) each other amount outstanding under the Loan Documents shall bear interest at a rate per annum equal to the Base Rate as in effect from time to time. Any overdue principal of or interest on any Loan or Drawing and, to the maximum extent permitted by Applicable Law, each other amount due and payable under the Loan Documents shall bear interest at a rate per annum equal to the applicable Post-Default Rate.

      (b) Payment. Interest shall be payable, (i) on each Interest Payment Date, (ii) in the case of any Loan when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) or, in the case of Loans, converted, but only to the extent then accrued on the amount then so due or converted, and (iii) in the case of all other amounts due and payable under the Loan Documents, on demand. Interest at the Post-Default Rate shall be payable on demand.

      (c)  Conversion and Continuation.  (i)  Subject to clauses (ii), (iii) and
(iv) below, all or any part of the principal amount of Loans of any Type may, on any Business Day, be converted into any other Type or Types of Loans.

      (ii) Base Rate Loans shall continue as Base Rate Loans unless and until such Loans are converted into Loans of another Type. Eurodollar Rate Loans of any Type shall continue as Loans of such Type until the end of the then current Interest Period therefor, at which time they shall be automatically converted into Base Rate Loans unless the Borrower shall have given the Agent notice in accordance with Section 1.03(c)(iv) requesting either that such Loans continue as Loans of such Type for another Interest Period or that such Loans be converted into Loans of another Type at the end of such Interest Period.

      (iii) Notwithstanding anything to the contrary contained in Section 1.03(c)(i) or (ii), during a Default, at the request of the Required Banks, the Agent may notify the Borrower that Loans may only be converted into or continued as Loans of certain specified Types and, thereafter, until no Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than one or more of such specified Types.

      (iv) The Borrower shall give the Agent notice (which shall be irrevocable) of each conversion of Loans or continuation of Eurodollar Rate Loans no later than 10:00 a.m. (New York time), in the case of a conversion into Base Rate Loans, on the Business Day, and, in the case of a conversion into or continuation of Eurodollar Rate Loans, on the third Eurodollar Business Day before the requested date of such conversion or continuation. Each notice of conversion or continuation shall be in the form of Schedule 1.03(c) and shall specify (A) the requested date of such conversion or continuation, (B) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of the Loans to be converted or continued and (C) the amount and Type or Types of Loans into which such Loans are to be converted or as which such Loans are to be continued. Upon receipt of any such notice, the Agent shall promptly notify each Bank of (x) the contents thereof, (y) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of each Loan to be converted or continued by such Bank and (z) the amount and Type or Types of Loans into which such Loans are to be converted or as which such Loans are to be continued.

      (d) Maximum Interest Rate. Nothing contained in the Loan Documents shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Loans or the Drawings, as the case may be.

      (e) Additional Interest on Eurodollar Rate Loans. The Borrower shall pay to the Agent for the account of each Bank any costs actually incurred by such Bank with respect to Eurodollar Rate Loans which are attributable to such Bank's compliance with regulations of the Board of Governors of the Federal Reserve System requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency liabilities (as defined in Regulation D). Such costs shall be paid to the Agent for the account of such Bank in the form of additional interest on the unpaid principal amount of each Eurodollar Rate Loan of such Bank, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Loan from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Loan for such Interest Period, payable on each date on which interest is payable on such Loan. A Bank that maintains actual reserves pursuant to Regulation D with respect to liabilities or assets consisting of or including Eurocurrency liabilities shall be entitled to the foregoing additional interest with respect to Eurodollar Rate Loans without regard to whether such Bank actually funded such Eurodollar Rate Loans through Eurocurrency liabilities. Such additional interest shall be determined by such Bank and notified to the Borrower through the Agent. A certificate as to the amount of such additional interest, submitted to the Borrower and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination thereof shall have been made by such Bank in good faith.

      Section 1.04. Repayment. (a) Loans. The Loans shall mature and become due and payable, and shall be repaid by the Borrower, in full on the Maturity Date.

      (b) Letters of Credit. (i) Drawings shall mature and become due and payable, and shall be repaid by the Borrower in full on the date such Drawing is disbursed. The Borrower agrees to reimburse the Issuing Bank on each such date for all amounts paid by the Issuing Bank for (x) all Drawings disbursed; and (y) any Taxes, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment.

      (ii) The Issuing Bank shall promptly notify (A) the Borrower, the Agent and each Bank of its receipt of a Drawing request with respect to such Letter of Credit, stating the date and amount of the Drawing requested and (B) the Borrower of the date and amount of each Drawing made pursuant to such request. The Issuing Bank's failure to give, or delay in giving, any such notice shall not release or diminish the obligations hereunder of the Borrower and each Bank in respect of such Drawing.

      (iii) If the Borrower fails to pay to the Issuing Bank in full the principal amount of, together with interest accrued on, a Drawing in accordance with Section 1.04(b)(ii), each other Bank shall pay to the Issuing Bank, upon demand, its Percentage Interest of such unpaid amount, in Dollars in funds immediately available to the Issuing Bank at the Issuing Bank's Office on, if such demand is made not later than 1:00 p.m. on such Business Day, and, if not, the next Business Day, together with interest on such amount from the date of such Drawing until such amount is paid in full at, for the first three days, the Federal Funds Rate and, thereafter, the Base Rate. Upon, but only upon, making such required payment to the Issuing Bank, a Bank shall be entitled to receive its Percentage Interest of the Unreimbursed Letter of Credit Obligations together with interest accrued thereon, and, until such payment in full by such Bank, the Issuing Bank shall hold such Bank's Percentage Interest as collateral for such payment.

      (iv) The obligation of the Borrower and each Bank under this Section 1.04, in the case of the Borrower, to reimburse the Issuing Bank for, and in the case of such Bank, to fund its Percentage Interest in the Unreimbursed Letter of Credit Obligations together with interest thereon shall be absolute and unconditional under any and all circumstances and irrespective of:

     (A) any setoff, counterclaim or defense to payments which the Borrower or such Bank may at any time have against the Issuing Bank based on (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (2) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (3) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or (4) the occurrence of any Default; and

     (B) the existence of any claim, setoff, other defense or other right which the Borrower or such Bank may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any other Bank or any other Person, whether in connection with any Letter of Credit, any Loan Document, or the transactions contemplated therein, or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit).

In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order without responsibility for further investigation, regardless of any notice or information to the contrary and not thereby constituting gross negligence, willful misconduct or a knowing violation of Applicable Law.

      Section 1.05. Prepayments. The Borrower may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty (but subject to Section 7.04), except that any partial prepayment shall be in an aggregate principal amount of at least Two Million Dollars ($2,000,000) and larger integral multiples of One Hundred Thousand Dollars ($100,000). The Borrower shall give the Agent notice of each prepayment no later than 10:00 a.m., on the Business Day in the case of a prepayment of Base Rate Loans, and, in the case of a prepayment of Eurodollar Rate Loans, on the third Eurodollar Business Day before, the date of such prepayment. Each such notice of prepayment shall be in the form of Schedule 1.05 and shall specify (i) the date such prepayment is to be made and (ii) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of the Loans to be prepaid. Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of each Loan of such Bank to be prepaid. Amounts to be prepaid together with interest thereon as provided in Section 1.03(b) shall irrevocably be due and payable on the date specified in the applicable notice of prepayment.

      Section 1.06. Limitation on Types of Loans. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall borrow, prepay, convert and continue Loans in a manner such that (a) the aggregate principal amount of Eurodollar Rate Loans of the same Type and having the same Interest Period shall at all times be not less than Two Million Dollars ($2,000,000), and
(b) there shall not be, at any one time, more than six Interest Periods in effect with respect to Eurodollar Rate Loans of all Types.

      Section 1.07. Reduction of Commitments (a) Voluntary Reduction of Commitments. The Borrower may reduce the Commitments by giving the Agent notice (which shall be irrevocable) thereof no later than 10:00 a.m. (New York time) on the seventh Business Day before the requested date of such reduction, except that no partial reduction of the Commitments shall be in an aggregate amount less than Two Million Five Hundred Thousand Dollars ($2,500,000) or any integral multiples of One Million Dollars ($1,000,000) in excess thereof, and no reduction may reduce the Commitments to an amount less than the aggregate amount of the Loans, the Unreimbursed Letter of Credit Obligations and undrawn Letters of Credit outstanding on such date (after giving effect to any repayment or prepayment of Loans and any reimbursement of the Unreimbursed Letter of Credit Obligations to be made on such date). Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and the amount to which such Bank's Commitment is to be reduced.

      (b) No Reinstatement of Commitments. The Borrower shall not have the right to reinstate reductions in Commitments.

      Section 1.08. Fees. (a) Commitment Fees. The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the daily unused amount of such Bank's Commitment under the Facility for each day of the Facility Period at a rate per annum of .25%, payable quarterly in arrears on the last day of each calendar quarter, on the Maturity Date and on the date of any reduction of such Commitment (to the extent accrued and unpaid on the amount of the reduction).

      (b) Participation Fee. The Borrower shall, on the Agreement Date, pay to the Agent for the account of each Bank a participation fee equal to .10% of such Bank's Commitment.

      (c) Arrangement and Agency Fees. The Borrower shall pay to the Agent, for its own account, an arrangement fee and an annual agency fee in amounts and at the times agreed by the Agent and the Borrower in a separate letter agreement.

      (d) Letter of Credit Fees. (i) The Borrower shall pay to the Issuing Bank, for its own account, (A) the Letter of Credit Fronting Fee of .10% per annum, which shall be payable quarterly in arrears on the last day of each calendar quarter and on the Repayment Date and (B) the standard processing fees of the Issuing Bank for the issuance, reconfirmation, reissuance, amendment and renewal of each Letter of Credit with respect thereto, as such processing fees are in effect from time to time.

      (ii) The Borrower shall pay to the Agent, for the account of each Bank, with respect to each undrawn Letter of Credit, a Letter of Credit Commission on the daily Letter of Credit Amount of each such Bank at a rate equal to the Applicable LC Fee Rate. Such fee shall be payable quarterly in arrears on the last day of each calendar quarter and on the Repayment Date.

      (e) Utilization Fee. If on any day the sum of the outstanding aggregate principal amount of the Loans, Unreimbursed Letters of Credit Obligations and the aggregate of all Letter of Credit Amounts exceeds fifty percent of the Commitments, the Borrower shall pay to the Agent for the account of each Bank, a Utilization Fee, provided that no Utilization Fee shall be payable with respect to any day unless the Eurodollar Rate Margin is equal to or less than .45% on such day. The Utilization Fee shall be paid quarterly in arrears on the last day of each calendar quarter and on the Repayment Date.

      (f)  Fees Non-Refundable.  None of the fees payable under this Section
1.08 shall be refundable in whole or in part.

      Section 1.9. Computation of Interest and Fees. Interest calculated on the basis of the Eurodollar Rate or the Federal Funds Rate, and the Letter of Credit Fronting Fee and the Letter of Credit Commission shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest calculated on the basis of the Prime Rate and the commitment fees shall be computed on the basis of a year of 365 or 366 days, as applicable, and paid for the actual number of days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

      Section 1.10. Evidence of Indebtedness. Each Bank's Loans and the Borrower's obligation to repay such Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of such Bank and a single Note payable to the order of such Bank which, subject to
Section 9.20, may be a Registered Note. The records of each Bank shall be prima facie evidence of such Bank's Loans and accrued interest thereon and of all payments made in respect thereof. Drawings, participations and the Borrower's obligations to repay Drawings with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement and the records of the Issuing Bank. The records of the Issuing Bank, shall, absent manifest error, be prima facie evidence of, with respect to each Letter of Credit, the amount of Unreimbursed Letter of Credit Obligations and each Bank's Percentage Interest therein.

      Section 1.11.  Payments by the Borrower.  (a)  Time, Place and Manner.
All payments due to the Agent under the Loan Documents shall be made to the Agent at the Agent's Office or at such other address as the Agent may designate by notice to the Borrower. All payments due to any Bank under the Loan Documents shall, in the case of payments on account of principal of or interest on the Loans or fees, be made to the Agent at the Agent's Office and, in the case of all other payments, be made directly to such Bank at its Domestic Lending Office or at such other address as such Bank may designate by notice to the Borrower. A payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person at such place, no later than 12:00 noon on such day.

      (b) No Reductions. All payments due to the Agent, the Issuing Bank, or any Bank under the Loan Documents, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrower thereunder, shall be made, observed or performed by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax, except, subject to Section 1.13, for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

      (c) Authorization to Charge Accounts. The Borrower hereby authorizes the Agent, the Issuing Bank and each Bank, if and to the extent any amount payable by the Borrower under the Loan Documents (whether payable to such Person or to any other Person that is the Agent, the Issuing Bank or a Bank) is not otherwise paid when due, to charge such amount against any or all of the accounts of the Borrower with such Person or any of its Affiliates (whether maintained at a branch or office located within or without the United States), with the Borrower remaining liable for any deficiency.

      (d) Extension of Payment Dates. Whenever any payment to the Agent, the Issuing Bank or any Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, or, in the case of payments of the principal of Eurodollar Rate Loans, a Eurodollar Business Day, such payment shall instead be due on the next succeeding Business or Eurodollar Business Day, as the case may be, unless, in the case of a payment of the principal of Eurodollar Rate Loans, such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding Eurodollar Business Day. If the date any payment under the Loan Documents is due is extended (whether by operation of any Loan Document, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

      Section 1.12. Distribution of Payments by the Agent. (a) Distribution to Banks. The Agent shall promptly distribute to each Bank its Percentage Interest of each payment received by the Agent under the Loan Documents for the account of the Banks by credit to an account of such Bank at the Agent's Office or by wire transfer to an account of such Bank at an office of any other commercial bank located in the United States.

      (b) Agent Reliance. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks under the Loan Documents that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Bank on such due date a corresponding amount with respect to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent and the Agent shall have so distributed to any Bank a corresponding amount, such Bank shall, on demand, repay to the Agent the amount so distributed together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate.

      Section 1.13. Taxes. (a) Taxes Payable by the Borrower. If under Applicable Law, any Tax is required to be withheld or deducted by the Borrower from, or is otherwise payable by the Borrower in connection with, any payment to the Agent, the Issuing Bank or any Bank under the Loan Documents, the Borrower
(A) shall (1), if so required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and (2) indemnify the Agent, the Issuing Bank and such Bank in accordance with the provisions of Section 9.02(d) against its failure so to do and (B) shall pay to the Agent, the Issuing Bank or such Bank, as applicable, such additional amounts as may be necessary so that the net amount received by the Agent, the Issuing Bank or such Bank with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted by the Borrower, is equal to the full amount payable under the Loan Documents. If any Tax is withheld or deducted by the Borrower from, or is otherwise payable by the Borrower in connection with, any payment payable to the Agent, the Issuing Bank or any Bank under the Loan Documents, the Borrower shall, as soon as possible after the date of such payment, furnish to the Agent, the Issuing Bank or such Bank, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to the Agent, the Issuing Bank or any Bank under the Loan Documents is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable by the Borrower to any taxing authority, the Borrower shall, within 30 days after any request from the Agent, the Issuing Bank or such Bank, as applicable, furnish to the Agent, the Issuing Bank or such Bank a certificate from such taxing authority, or an opinion of counsel acceptable to the Agent, the Issuing Bank or such Bank, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by the Borrower in connection with, such payment.

      (b) Taxes Payable by the Agent, the Issuing Bank or any Bank. The Borrower shall, promptly upon request by the Agent, the Issuing Bank or any Bank for the payment thereof, pay to the Agent, the Issuing Bank or such Bank, as the case may be, (A) all Taxes (other than Bank Taxes), payable by the Agent, the Issuing Bank or such Bank, as the case may be, with respect to any payment due to the Agent, the Issuing Bank or such Bank under the Loan Documents and (B) all Taxes payable by the Agent, the Issuing Bank or such Bank as a result of payments made by the Borrower (whether made to a taxing authority or to the Agent, the Issuing Bank or such Bank) pursuant to this Section 1.13.

      (c) Exemption From U.S. Withholding Taxes. There shall be submitted to the Borrower and the Agent, (A) on or before the first date that interest or fees are payable to such Bank under the Loan Documents, (1) if at the time the same are applicable, (aa) by each Bank that is not a United States Person, two duly completed and signed copies of Internal Revenue Service Form 1001 or 4224, in either case entitling such Bank to a complete exemption from withholding of any United States federal income taxes on all amounts to be received by such Bank under the Loan Documents, or (bb) by each Bank that is a Non-US Bank, (x) a duly completed Internal Revenue Service Form W-8 and (y) a certification in the form of Schedule 1.13(c) that such Bank is a Non-US Bank or (2) if at the time any of the foregoing are inapplicable, duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States federal income taxes to the maximum extent to which such Bank is then entitled under Applicable Law, and (B) from time to time thereafter, prior to the expiration or obsolescence of any previously delivered form or upon any previously delivered form becoming inaccurate or inapplicable, such further duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States federal income taxes to the maximum extent to which such Bank is then entitled under Applicable Law. Each Bank shall promptly notify the Borrower and the Agent if (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any such form or certificate has otherwise become ineffective or inaccurate or
(B) payments to it are or will be subject to withholding of United States federal income taxes to a greater extent than the extent to which payments to it were previously subject. Upon the request of the Borrower or the Agent, each Bank that is a United States Person shall from time to time submit to the Borrower and the Agent a certificate to the effect that it is such a United States Person and a duly completed Internal Revenue Service Form W-9.

      Section 1.14. Pro Rata Treatment. Except to the extent otherwise provided herein, (a) Loans of each Type to be made on any day shall be made by the Banks pro rata in accordance with their respective Commitments, (b) Loans of the Banks shall be converted and continued pro rata in accordance with their respective amounts of Loans of the Type and, in the case of Eurodollar Rate Loans, having the Interest Period being so converted or continued, (c) each reduction in the Commitments shall be made pro rata in accordance with the respective amounts thereof, (d) each payment of the principal of or interest on the Loans, reimbursement of Drawings or payment of fees (other than the Agency Fee and Arrangement Fee payable pursuant to Section 1.08) shall be made for the account of the Banks pro rata in accordance with their respective Percentage Interests.

                                   ARTICLE 2.

                         CONDITIONS TO CREDIT EXTENSIONS

      Section 2.01. Conditions to Initial Credit Extensions. The obligation of each Bank to make its initial Loan (or, if no Loans have been made at such time, the obligation of the Issuing Bank to issue the initial Letter of Credit) is subject to the fulfillment of each of the following conditions:

      (a) the Agent shall have received each of the following, in form and substance satisfactory to the Agent:

        (i) a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the requested date for the making of such Credit Extension, substantially in the form of Schedule 2.01(a)(i), to which shall be attached copies of the resolutions and by-laws referred to in such certificate;

        (ii) a copy of the certificate of incorporation of the Borrower, certified, as of a recent date, by the Secretary of State or other appropriate official of the Borrower's jurisdiction of incorporation;

        (iii) a good standing certificate with respect to the Borrower and each Material Subsidiary, issued as of a recent date by the Secretary of State or other appropriate official of such Person's jurisdiction of incorporation, together with a confirmation from such Secretary of State or other official, updating the information in such certificate;

        (iv) an opinion of counsel for the Borrower, dated the requested date for the making of such Credit Extension, substantially in the form of
  Schedule 2.01(a)(iv);

        (v) an opinion of counsel for the Agent, dated the requested date for the making of such Credit Extension;

        (vi)  [Reserved];

        (vii) a certificate of the president, chief financial officer or treasurer of the Borrower, dated the requested date for the making of such Credit Extension, setting forth in the form of a sample calculation the manner and degree of detail in which the Borrower will make the calculations required by Section 5.01(c);

        (viii)  a duly executed Note for each Bank;

        (ix) such instruments and other documents as the Agent may request, the possession of which is necessary or appropriate in the Agent's determination to give effect to this Agreement under Applicable Law; and

        (x) an officer's certificate or other evidence confirming that LdE Controls the Borrower;

        (xi)  a copy of the UTC Environmental Report; and

        (xii) evidence that the Borrower has prepaid or, contemporaneously with the initial Credit Extension hereunder, is prepaying in full the principal amount and all accrued interest and fees with respect to the Existing Credit Agreement, and has terminated all commitments thereunder.

      (b) all fees payable on or prior to the requested date of such Credit Extension pursuant to Section 1.08, and all amounts payable pursuant to Section
9.02 for which invoices have been delivered to the Borrower on or prior to such date, shall have been paid in full or arrangements satisfactory to the Agent shall have been made to cause them to be paid in full concurrently with such Credit Extension.

      Section 2.02. Conditions to Each Credit Extension. The obligation of each Bank to make each Loan requested to be made by it, including its initial Loan, and the obligation of the Issuing Bank to issue each Letter of Credit requested to be issued by it (including, if no Loans have been made at such time, the initial Letter of Credit) is subject to the fulfillment of each of the following conditions:

      (a) the Agent and, in the case of a request for the issuance of a Letter of Credit, the Issuing Bank, shall have received, in the case of a Loan, a notice of borrowing with respect to such Loan complying with the requirements of
Section 1.02(a) and, in the case of a Letter of Credit, a request for the issuance of such Letter of Credit complying with the requirements of Section 1.02(b);

      (b) each Loan Document Representation and Warranty shall be true and correct at and as of the time of such Credit Extension (except to the extent such representations and warranties expressly relate to an earlier date), both with and without giving effect to such Credit Extension and all other Credit Extensions and to the application of the proceeds thereof;

      (c) no Default shall have occurred and be continuing at the time of such Credit Extension or would result from the making of such Credit Extension and all other Credit Extensions or from the application of the proceeds thereof;

      (d) such Bank shall have received such material Information as it may have requested pursuant to Section 5.01(f); and

      (e) such Credit Extension will not contravene any Applicable Law applicable to such Bank.

      Except to the extent that the Borrower shall have disclosed in the notice of borrowing or in the request for the issuance of a Letter of Credit, as applicable, or in a subsequent notice given to, in the case of Loans, the Banks or, in the case of Letters of Credit, the Issuing Bank, prior to 10:00 a.m. (New York time) on the requested date of a Credit Extension, that a condition specified in clause (b) or (c) above will not be fulfilled as of the requested time of such Credit Extension, the Borrower shall be deemed to have made a Representation and Warranty as of the time of such Credit Extension that the conditions specified in such clauses have been fulfilled as of such time. No such disclosure by the Borrower that a condition specified in clause (b) or (c) above will not be fulfilled as of the requested time of a requested Credit Extension shall affect the right of each Bank or the Issuing Bank, as the case may be, not to make the Credit Extension requested to be made by it if, in such Person's determination, such condition has not been fulfilled at such time.


                                   ARTICLE 3.

                     CERTAIN REPRESENTATIONS AND WARRANTIES

      In order to induce the Agent, each Bank, and the Issuing Bank to enter into this Agreement and to make each Credit Extension requested to of it, the Borrower represents and warrants as follows:

      Section 3.01. Organization; Power; Qualification. The Borrower, and each Material Subsidiary are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, have the corporate power and authority to own their respective properties and to carry on their respective businesses as now being and hereafter proposed to be conducted and are duly qualified and in good standing as foreign corporations, and are authorized to do business, in all jurisdictions in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole. Each of the Borrower and its Material Subsidiaries are in compliance in all material respects with all Applicable Law.

      Section 3.02. Subsidiaries. Schedule 3.02 sets forth, as of the Agreement Date, all of the Subsidiaries, their jurisdictions of incorporation and the percentages of the various classes of their Capital Securities owned by the Borrower or another Subsidiary and indicates which Subsidiaries are Consolidated Subsidiaries, which Subsidiaries are Material Subsidiaries, and which Subsidiaries are Recourse Subsidiaries. The Borrower or another Subsidiary, as the case may be, has the unrestricted right to vote, and (subject to limitations imposed by Applicable Law and as set forth in Schedule 3.06(A)) to receive dividends and distributions on, all Capital Securities indicated on
Schedule 3.02 as owned by the Borrower or such Subsidiary. All such Capital Securities have been duly authorized and issued and are fully paid and nonassessable.

      Section 3.03. Authorization; Enforceability; Required Consents; Absence of Conflicts. The Borrower has the power, and has taken all necessary action (including any necessary stockholder action) to authorize it, to execute, deliver and perform in accordance with their respective terms the Loan Documents and to borrow hereunder in the unused amount of the Commitments. This Agreement has been, and each of the other Loan Documents when delivered to the Agent will have been, duly executed and delivered by the Borrower and is, or when so delivered will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance in accordance with their respective terms by the Borrower of the Loan Documents, and each Credit Extension hereunder, whether or not in the amount of the unused Commitments, do not and (absent any change in any Applicable Law or applicable Contract) will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval of the stockholders of the Borrower, other than Governmental Approvals and other consents and approvals that have been obtained, are final and not subject to review on appeal or to collateral attack, are in full force and effect and copies of which (certified in a manner satisfactory to the Agent) have been delivered to each Bank, or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of the Borrower or any Subsidiary under, (i) any Contract to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective properties may be bound or (ii) any Applicable Law.

      Section 3.04.  Taxes.  The Borrower and each Consolidated Subsidiary have
(a) filed all Tax returns required to have been filed by it under Applicable Law, (b) paid all Taxes that are due and payable by it or have been assessed against it except for Taxes the failure to have paid which does not contravene
Section 3.04 and (c) to the extent required by GAAP, reserved against all Taxes that are payable by it but are not yet due or that are due and payable by it or have been assessed against it but have not yet been paid.

      Section 3.05. Litigation. Except as set forth in Schedule 3.05, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits or proceedings pending or threatened (nor, to the knowledge of the Borrower and its Subsidiaries, is there any basis therefor) against or in any other way relating to or affecting
(a) the Borrower or any Subsidiary or any of their respective businesses or properties or (b) any Loan Document, except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Materially Adverse Effect on (x) the Borrower and the Consolidated Subsidiaries taken as a whole or (y) any Loan Document.

      Section 3.06. Credit Agreements. Schedule 3.06(A) hereto, as updated from time to time, completely and correctly discloses each agreement or instrument in respect of Indebtedness or a contractual commitment for Indebtedness, of the Borrower or any of its Subsidiaries, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and accurately describes the aggregate principal or face amount outstanding and which may become outstanding under each thereof. The Borrower has delivered to the Banks true, correct and complete copies of all provisions of the foregoing agreements providing for the subordination or other limitations on the ability of any Subsidiary of the Borrower to make Upstream Payments.
Schedule 3.06(B), as updated from time to time, completely and correctly discloses each Guaranty issued by the Borrower or by a Subsidiary.

      Section 3.07. No Adverse Change or Event. Since December 31, 1996, no change in the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary has occurred, and no event has occurred or failed to occur, that has had or could reasonably be expected to have, either alone or in conjunction with all other such changes, events and failures, a Materially Adverse Effect on (a) the Borrower and the Consolidated Subsidiaries taken as a whole or (b) Material Subsidiaries or (c) any Loan Document.

      Section 3.08. Additional Adverse Facts. Except for facts and circumstances disclosed on Schedule 3.05 or Schedule 3.08, or in the notes to the financial statements referred to in Section 5.02(a) or in any filing made with the SEC, no fact or circumstance is known to the Borrower, as of the Agreement Date, that, either alone or in conjunction with all other such facts and circumstances, has had or could reasonably be expected to have a Materially Adverse Effect on (a) the Borrower and the Consolidated Subsidiaries taken as a whole or (b) Material Subsidiaries or (c) any Loan Document.

      Section 3.09.  Investment Company Act; Public Utility Holding Company.
(a) Neither the Borrower nor any Subsidiary is an "investment company" or a Person "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

      (b) The Borrower is not a "holding company" or a "subsidiary of a holding company" as defined by the Public Utilities Holding Company Act of 1935.

      Section 3.10. Environmental Laws. (a) Except as set forth on Schedule 3.10, the Borrower and its Subsidiaries have obtained all governmental approvals, permits, licenses and other authorizations which are required with respect to the construction and/or operation of their respective businesses, facilities or properties (whether owned or leased) under any applicable Environmental Laws, except any permits, licenses and other authorizations the absence of which could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole.

      (b) Except as set forth on Schedule 3.10, the Borrower and its Subsidiaries are in full compliance with all terms and conditions of the required governmental approvals, permits, licenses and authorizations under, and are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in, any applicable Environmental Laws or contained in any code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except where such non-compliance could not reasonably be expected to have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole.

      (c) Except as set forth on Schedule 3.10, there is no Environmental Claim pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, which, in any one case or in the aggregate of all such Environmental Claims, could reasonably be expected to have a Materially Adverse Effect on (i) the Borrower and its Consolidated Subsidiaries taken as a whole or (ii) the Loan Documents.

      (d) To the Borrower's best knowledge, no events, conditions, activities, practices, incidents, actions or plans of or taken by the Borrower or its Subsidiaries are reasonably likely to: (i) interfere with or prevent compliance or continued compliance with any Environmental Laws or with any code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, in any manner which could reasonably be expected to have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole; (ii) give rise to any common law or legal liability, including without limitation liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or similar state or local laws, which could reasonably be expected to have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole; or
(iii) form the basis of any Environmental Claim, which could reasonably be expected to have a Materially Adverse Effect on (x) the Borrower and its Consolidated Subsidiaries taken as a whole or (y) the Loan Documents.

      (e) Except as disclosed in Schedule 3.10 hereto, Hazardous Materials are not being, and have not at any time been, generated, used, treated, recycled, stored on or transported to or from, or released, deposited or disposed of by the Borrower or any of its Subsidiaries or by any of their respective agents and subcontractors on all or a portion of any of the facilities or properties of the Borrower or any of its Subsidiaries (whether owned or leased) other than in compliance with all applicable Environmental Laws except for such non-compliances, if any, as would not have a Materially Adverse Effect on (x) the Borrower and its Consolidated Subsidiaries taken as a whole or (y) the Loan Documents.

      Section 3.11. Pari Passu Status. The Loans, Drawings, Unreimbursed Letter of Credit Obligations and other obligations of the Borrower to the Banks and the Issuing Bank under the Loan Documents will at all times rank at least pari passu in priority of payment with all of the Borrower's other unsecured Indebtedness.

      Section 3.12. ERISA. All Benefit Plans are in substantial compliance with ERISA and none is insolvent or in reorganization or has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. Neither the Borrower nor any of its Subsidiaries has incurred any material liability (including any material contingent liability) to or on account of any Benefit Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA. No Prohibited Transaction or Reportable Event has occurred with respect to any Benefit Plan for which the Borrower or any of its Subsidiaries has or is reasonably likely to incur any material liability, each Benefit Plan meets the minimum funding requirements of Section 412 of the Code, no waiver from such minimum funding requirements has been applied for or approved pursuant to
Section 412(d) of the Code and no condition exists which presents a material risk to the Borrower or any of its Subsidiaries of incurring a material liability to or on account of any Benefit Plan pursuant to any of the foregoing Sections of the Code. Except as otherwise disclosed on Schedule 3.12, neither the Borrower nor any of its Subsidiaries or ERISA Affiliates contributes to or maintains a Multiemployer Benefit Plan.

      Section 3.13. Financial Information. The consolidated annual audited balance sheet of the Borrower as of December 31, 1996 and the related statements of operations and cash flow of the Borrower for the fiscal year then ended, copies of which have been provided to the Agent, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP, consistently applied.

      Section 3.14. Immunities. Neither the Borrower nor any of its Subsidiaries, or the property of any of them, has immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under Applicable Law.

      Section 3.15. No Filing. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the other Loan Documents in each of the Incorporation Jurisdictions and any other jurisdiction in which the Borrower or its Consolidated Subsidiaries conduct business, it is not necessary that any Loan Document, or any other document related to any thereof be filed or recorded with any court or other authority in such jurisdiction, or that any stamp or similar tax be paid on or with respect to this Agreement or any of the other Loan Documents.

      Section 3.16. No Defaults. There does not exist (i) any default or event of default, or any event that with notice or lapse of time or both would constitute an event of default, under any agreement to which the Borrower or any of its Subsidiaries is a party or by which any of them may be bound, or to which any of their properties or assets may be subject which default would have a Material Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole, or would materially adversely affect the Borrower's ability to perform its obligations under the Loan Documents to which it is or may be a party, or (ii) any event which is a Default.

      Section 3.17. Margin Regulations. No part of the proceeds of the Loan will be used for any purpose that violates the provisions of any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System of the United States or any other regulation of such Board of Governors. Neither the Borrower nor any of its Consolidated Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, within the meaning of Regulations G, T, U and X issued by the Board of Governors of the Federal Reserve System of the United States.

      Section 3.18. Disclosure. No representation, warranty or statements made or document or financial statement provided by the Borrower or any Affiliate or Subsidiary thereof, in or pursuant to this Agreement, any other Loan Document, or in any other document furnished in connection with this Agreement, any other Loan Document, is untrue or incomplete in any material respect or contains any misrepresentation of a material fact or omits to state any material fact necessary to make any such statement herein or therein not misleading.

      Section 3.19. Good Title The Borrower has good title to its properties and assets, except for (i) as created hereby and permitted hereunder, existing or future Liens, security interests, mortgages, conditional sales arrangements and other encumbrances either securing Indebtedness or other liabilities of the Borrower or any of its Subsidiaries; and (ii) minor irregularities therein which do not materially adversely affect their value or utility.

      Section 3.20. Qualifying Facility Status. The power generation facilities owned by each QF Subsidiary is a "qualifying facility" under PURPA.

      Section 3.21.  LdE Control of Borrower.  LdE Controls the Borrower.

      Section 3.22. Completion of Environmental Projects. All Environmental Projects have been completed in the manner and to the extent described in
Schedule 3.22.

                                   ARTICLE 4.

                                CERTAIN COVENANTS

      Section 4.01. Affirmative Covenants. From the Agreement Date and until the Repayment Date:

      (a) Preservation of Existence and Properties, Scope of Business, Compliance with Law, Payment of Taxes and Claims, Preservation of Enforceability. The Borrower shall, and shall cause each Material Subsidiary to: (i) Preserve and maintain its corporate or partnership existence, as the case may be, and all of its other franchises, licenses, rights and privileges,
(ii) preserve, protect and obtain all Intellectual Property, and preserve and maintain in good repair, working order and condition all other properties, required for the conduct of its business, (iii) engage only in businesses in substantially the same fields as the businesses conducted on the Agreement Date and other businesses reasonably related thereto or developed therefrom, (iv) comply with Applicable Law, (v) pay or discharge when due all Taxes and all Liabilities that might become a Lien on any of its properties unless being contested in good faith and with adequate reserves therefor and (vi) take all action and obtain all consents and Governmental Approvals required so that its obligations under the Loan Documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except that this Section 4.01 (other than clauses (i), in so far as it requires the Borrower to preserve its corporate existence, (iii) and (vi)) shall not apply in any circumstance where noncompliance, together with all other noncompliances with this Section 4.01, could not reasonably be expected to have a Materially Adverse Effect on (x) the Borrower and its Consolidated Subsidiaries taken as a whole or
(y) the Loan Documents.

      (b) Insurance. The Borrower shall, and shall cause each Material Subsidiary to, maintain insurance with responsible insurance companies against at least such risks and in at least such amounts as is customarily maintained by prudent managers engaged in similar businesses, or as may be required by Applicable Law.

      (c) Use of Proceeds. The Borrower shall use the proceeds of the Loans and Drawings only for general corporate purposes and for acquisitions. None of the proceeds of any of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. None of the proceeds shall be contributed to or on behalf of any Non-Recourse Subsidiary.

      (d) Maintain Qualifying Facility Status. The Borrower shall cause each QF Subsidiary to maintain the status of its power generation facilities as a "qualifying facility" under PURPA.

      (e) Environmental Compliance. The Borrower shall, and shall cause each of its Subsidiaries to:

        (i) comply in all material respects, and take all reasonable actions to cause all other Persons constructing, occupying or conducting operations on or about the Projects and the other facilities and properties of the Borrower and its Subsidiaries, to comply in all material respects with all Environmental Laws;

        (ii) obtain, at or prior to the time required by applicable Environmental Laws, all material governmental authorizations, licenses, permits, franchises and approvals required pursuant to applicable Environmental Laws for the Borrower's operations, and the construction, operations and maintenance of the Projects and such other facilities and properties, and maintain such authorizations, licenses, permits, franchises and approvals in full force and effect; and

        (iii) undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials released at, on, in, under, adjoining or emanating from the Projects or any other facilities or other properties (whether owned or leased) of the Borrower or any of its Subsidiaries, in accordance with all applicable Environmental Laws, to the extent that such release or any failure to undertake such action could reasonably be expected to have a Material Adverse Effect.

      (f) Support for Obligations. In the event that (i) any Subsidiary or any other Affiliate of the Borrower shall issue any guarantee, shall create any Lien (except Permitted Liens) on any of its assets, revenues or other properties, shall cause a letter of credit to be issued, or otherwise shall become obligated, whether directly, contingently or otherwise, for any Indebtedness or other obligations of the Borrower to any creditor (collectively, "Credit Support" for such Indebtedness or other obligations), or (ii) any Affiliate of the Borrower (other than a Subsidiary or LdE) shall give Credit Support for the Indebtedness or other obligations of any Subsidiary of the Borrower, the Borrower shall immediately cause such Credit Support to be extended to guarantee, secure or otherwise support the obligations of the Borrower under this Agreement equally and ratably, on written terms and conditions, and in the percentage of obligations covered, which the Required Banks determine to be substantially the same as the terms, conditions and percentage afforded to such other creditor.

      Section 4.02. Negative Covenants. From the Agreement Date to the Repayment Date:

      (a) Liens. The Borrower shall not, and shall not permit any Material Subsidiary to, directly or indirectly, permit to exist, at any time, any Lien upon any of its properties or assets of any character, whether now owned or hereafter acquired, or upon any income or profits therefrom, except that this
Section 4.02(a) shall not apply to Permitted Liens, provided, however, that if, notwithstanding this Section 4.02(a), any Lien to which this Section is applicable shall be created or arise, the Liabilities of the Borrower under the Loan Documents shall automatically be secured by such Lien equally and ratably with the other Liabilities secured thereby, and the holder of such other Liabilities, by accepting such Lien, shall be deemed to have agreed thereto and to share with the Banks, on that basis, the proceeds of such Lien, whether or not the Banks' security interest shall be perfected, provided further, however, that notwithstanding such equal and ratable securing and sharing, the existence of such Lien shall constitute a Default by the Borrower in the performance or observance of this Section 4.02(a).

      (b) Restricted Payments. The Borrower shall not make or declare or otherwise become obligated to make any Restricted Payment, if any Event of Default has occurred and is continuing or would result from the making of such Restricted Payment.

      (c) Subsidiary Contractual Terms. The Borrower shall not permit any Existing Subsidiary to enter into any Contract or renegotiate any existing Contract which has the effect of imposing any Restrictive Covenants that are more onerous or restrictive than any Existing Restrictive Covenants or has the effect of extending the application of an Existing Restrictive Covenant. Without limiting the generality of the foregoing, the Borrower will not, and will not permit any of its Existing Subsidiaries to:

        (i) enter into any agreement or instrument in relation to Indebtedness existing on the Agreement Date (or in respect of any Indebtedness that refinances or replaces any such existing Indebtedness) in such a manner as to limit the amounts of Upstream Payments that may be made, or the timing or circumstances in which Upstream Payments may be made, directly or indirectly, to the Borrower or any of its Subsidiaries; or

        (ii) amend, modify or supplement any of the subordination or other provisions applicable to Upstream Payments in any agreement or instrument to which the Borrower or any of its Subsidiaries is a party on the Agreement Date (or in any agreement or instrument entered into hereafter that replaces such existing agreement or instrument) in such a manner as to further limit the amounts of Upstream Payments may be made, or the time or circumstances in which Upstream Payments may be made, directly or indirectly, to the Borrower or any of its Subsidiaries; or

        (iii) create, incur or suffer to exist any Lien, or sell, assign, transfer, sublet or otherwise dispose of, on any Upstream Payments or on any of the capital stock, Indebtedness, promissory notes and other securities and obligations evidencing or otherwise giving rise to Upstream Payments, or any interest in any of the foregoing, other than Permitted Liens; or

        (iv) be subject to any Restrictive Covenants other than an Existing Restrictive Covenant or a Restrictive Covenant permitted by the first sentence of this Section 4.02(c).

      (d) Limitation on Restrictive Covenants. (i) The Borrower shall not permit any Recourse Subsidiary to enter into any Contract containing Restrictive Covenants other than Existing Restrictive Covenants.

         (ii) The Borrower shall not permit any change in ownership of Capital Securities of Subsidiaries which results in any Capital Securities of a Recourse Subsidiary being owned, either directly or through one or more other Subsidiaries, by a Subsidiary that is subject to a Restrictive Covenant.

      (e) Merger or Consolidation. The Borrower shall not, and shall not permit any Material Subsidiary to merge or consolidate with any Person, except that, if after giving effect thereto no Default would exist, this Section 4.02(e) shall not apply to (i) any merger or consolidation of the Borrower with any one or more Persons, provided that the Borrower shall be the continuing Person, (ii) any merger or consolidation of any Subsidiary with any one or more other Subsidiaries provided that the continuing Person shall, after giving effect to such merger or consolidation, be an Indebtedness-Free Subsidiary,
(iii) any merger of any Recourse Subsidiary with any one or more Recourse Subsidiaries and (iv) any merger of any Non-Recourse Subsidiary with any one or more Non-Recourse Subsidiaries.

      (f) Disposition of Assets. The Borrower shall not and shall not permit its Material Subsidiaries to sell, lease, assign, transfer, sublet or otherwise dispose of any of its business or assets or other properties, whether in a single transaction or in a series of related transactions, except for:

        (i) sales of electrical power, steam, hot or chilled water, and energy-related services and products (but not of contracts or accounts receivable in respect thereof except as provided in clause (iii) below) in the ordinary course of business of the Borrower or such Subsidiary;

        (ii) (A) dispositions of assets in arm's-length transactions by the Borrower or such Subsidiary to the extent such assets either are no longer used or useful to the Borrower or such Subsidiary or are promptly replaced by other assets of at least equal usefulness; or

       (B) sales of assets by the Borrower or any Subsidiary to another Subsidiary provided that the fair market value of such assets is paid in cash;

        (iii) transfer of accounts receivable to a collection agent solely for purposes of collection on behalf of the Borrower or any Subsidiary;

        (iv)  assets shown on Schedule 4.02(f); and

        (v) other assets, provided that the aggregate fair market value of such other assets disposed of in any twelve month period do not have a fair market value in excess of $500,000;

provided, however, that the ability of the Borrower to, or to permit any Subsidiary to, sell, assign, convey, lease, sublet, transfer or otherwise dispose of any of its respective assets, business or other properties in a transaction otherwise permitted under clause (i), (ii) or (iii) of this Section 4.02(f) shall be subject to compliance with the other requirements of Section 4.02.

      (g) Recourse Subsidiaries Leverage Ratio. The Borrower shall not permit the Leverage Ratio of the Recourse Subsidiaries in the aggregate at any time to be greater than the aggregate Leverage Ratio of Recourse Subsidiaries as of the Agreement Date.

      (h) Taxes of Other Persons. (i) The Borrower shall not, and shall not permit any Material Subsidiary to file a consolidated tax return with any other Person other than, in the case of the Borrower, a Subsidiary and, in the case of any such Subsidiary, the Borrower or a Subsidiary, or (ii) except as required by Applicable Law, in the ordinary course of business for similarly situated companies or as listed on Schedule 4.02(h), pay or enter into any Contract to pay any Taxes owing by any Person other than the Borrower or a Subsidiary.

      (i) Benefit Plans. The Borrower shall not, and shall not permit any Material Subsidiary or any ERISA Affiliate of the Borrower or any Material Subsidiary, to permit any Benefit Plan (other than a Multiemployer Benefit Plan) to have a Funded Current Liability Percentage of less than 60% in respect of the Borrower and its Consolidated Subsidiaries taken as a whole.

      (j) Transactions With Affiliates. The Borrower shall not, and shall not permit any Material Subsidiary to effect any transaction with any Affiliate that is (i) outside the ordinary course of business or (ii) on a basis less favorable than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party, other than (A) the payment of any amounts to the Borrower in accordance with Section 4.02(c); or (B) the exchange, transfer or provision of technical know-how or design or consulting services, or operation and management services.

      (k) Issuance or Disposition of Capital Securities. The Borrower shall not, and shall not permit any Subsidiary to, issue any of its Capital Securities or sell, transfer or otherwise dispose of any Capital Securities of any Subsidiary, except that this subsection shall not apply to (a) any issuance by the Borrower of any of its Capital Securities, (b) any issuance by a Subsidiary of any of its Capital Securities to the Borrower or an Indebtedness-Free Subsidiary, (c) any issuance by a Subsidiary of any of its Capital Securities to the holders of the common stock of such Subsidiary made pro rata to the relative amounts of such common stock held by such holders, (d) any issuance by a Subsidiary of any directors' qualifying shares of its Capital Securities to directors of such Subsidiary and (e) any disposition by the Borrower or any Subsidiary of any Capital Securities of a Subsidiary to the Borrower or an Indebtedness-Free Subsidiary.

      (l) Substance Storage and Disposal. The Borrower shall not, and shall not permit any Subsidiary to, permit any hazardous wastes, environmental contaminants or other substances the improper release or disposal of which could result in the incurrence by the Borrower or any of its Subsidiaries of remedial obligations under Applicable Law or Environmental Law to be brought onto or stored on the properties owned or leased by it except for (i) substances to be used in connection with the business of the Borrower and its Subsidiaries, pending and during such use, and (ii) substances that were generated or used in connection with such business, pending their disposal.

      (m) Investments. The Borrower shall not, and shall not permit any Subsidiary to, make any Investments other than: (a)(i) direct obligations of the United States of America or any state or agency thereof, or of the Dominion of Canada or any Province thereof, with maturities of less than one year from the date of acquisition, which obligations are rated "A-" or better by Standard & Poor's Corporation or "A3" or better by Moody's Investor Services, Inc., (ii) commercial paper and other obligations of U.S. or Canadian domestic issuers, with remaining maturities of less than one year from the date of acquisition, which obligations are rated "A-1" or better by Standard & Poor's Corporation or "P-1" or better by Moody's Investor Services, Inc., (iii) certificates of deposit with remaining maturities of less than one year from the date of acquisition issued by any commercial bank operating within the United States of America having combined capital and surplus in excess of $100,000,000, (iv) certificates of deposits with remaining maturities of less than one year from the Agreement Date, issued by any commercial bank operating within the United States of America having a combined capital and surplus in excess of $100,000,000, (v) liquid mutual funds which invest substantially all of their funds in instruments meeting the requirements of subclauses (i), (ii), (iii) or
(iv) above, and (vi) other Investments not exceeding $1,000,000 in the aggregate (valued based on cost in accordance with GAAP) for the Borrower and all Subsidiaries; (b) Investments by the Borrower in its Subsidiaries for the purpose of financing Projects or business activities consistent with Section 4.01(a)(iii); and (c) Investments that are loans or advances by a Subsidiary of the Borrower to the Borrower, so long as the obligations of the Borrower with respect thereto are subordinated entirely to all obligations to the Banks.

      (n) Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, incur any Indebtedness which in the aggregate exceeds Five Million Dollars (US$5,000,000) unless the Borrower establishes to the satisfaction of the Agent that the Debt Service Coverage Ratio required by
Section 4.03(b) is satisfied during the quarter in which the Indebtedness is incurred and will be maintained for the immediately following three quarters.

      (o) Support of Non-Recourse Subsidiaries. The Borrower shall not permit any Non-Recourse Subsidiary that is subject to Restrictive Covenants to become a Recourse Subsidiary unless at or prior to the same time such Subsidiary becomes free of Restrictive Covenants.

      Section 4.03. Financial Covenants. From the Agreement Date until the Repayment Date the Borrower shall ensure that on a consolidated basis:

      (a) Minimum Consolidated Net Worth. (i) For the period from December 31, 1996 until December 31, 1997, the Consolidated Net Worth shall be at least One Hundred Thirty-Five Million Dollars ($135,000,000); (ii) beginning on January 1, 1998 and for each calendar year thereafter, the Consolidated Net Worth for such year shall be at least equal to the sum of (A) half of the Consolidated Net Income (if positive) for the immediately preceding calendar year and (B) the Dollar amount of the Minimum Consolidated Net Worth for the immediately preceding calendar year.

      (b) Debt Service Coverage Ratio. The Debt Service Coverage Ratio for each rolling twelve (12) month period ending on the last day of a calendar quarter during the Facility Period shall not be less than the ratio shown below for the respective period:

                        Minimum Debt Service
         Period                    Coverage Ratio

      Agreement Date to 12/30/98          1.35
      12/31/98 and thereafter          1.50

      (c) Leverage Ratio. The Leverage Ratio shall be no greater than the ratios listed below for the respective periods:

         Period                  Ratio

      Agreement Date to 12/30/98          2.50
      12/31/98 to 12/30/99             2.25
      12/31/99 and thereafter          2.00

                                   ARTICLE 5.

                                   INFORMATION

      Section 5.01. Information to be Furnished. From the Agreement Date and until the Repayment Date, the Borrower shall furnish to each Bank:

      (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the close of each of the first three calendar quarters in each fiscal year of the Borrower, commencing with the calendar quarter ended March 31, 1997, consolidated and consolidating balance sheets of the Borrower and the Consolidated Subsidiaries as at the end of such quarter, the related consolidated statements of operations and cash flows and a consolidating statement of operations of the Borrower and the Consolidated Subsidiaries for such quarter and for the elapsed portion of the fiscal year ended with the last day of such quarter, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year.

      (b) Year-End Financial Statements; Accountants' Certificate. As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ended December 31, 1996:

        (i) consolidated and consolidating balance sheets of the Borrower and the Consolidated Subsidiaries as at the end of such fiscal year, the related consolidated statements of operations, stockholders' equity and cash flows and a consolidating statement of operations of the Borrower and the Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year;

        (ii) an audit report of KPMG Peat Marwick LLP, or other independent certified public accountants of recognized standing satisfactory to the Required Banks, on such of the financial statements referred to in clause (i) as are consolidated financial statements, which report shall be in scope and substance satisfactory to the Required Banks; and

        (iii) a financial forecast of the Borrower and its Subsidiaries commencing on the Agreement Date and ending one year after the Termination Date updating the four-year financial forecast of the Borrower and its Subsidiaries delivered to the Banks prior to the Agreement Date.

      (c) Officer's Certificate as to Financial Statements and Defaults. At the time that financial statements are furnished pursuant to Section 5.01(a) or
(b), a certificate of the president, chief financial officer or treasurer of the Borrower (i) certifying as to the correctness of the representations and warranties with respect to such financial statements set forth in Section 5.01(a) or (b), (ii) setting forth any changes in and departures from GAAP,
(iii) setting forth the calculations required to establish whether or not the Borrower was in compliance with the financial covenants contained in Article 4 and (iv) certifying that no Default exists or, if a Default does exist, giving the date the same occurred and the steps being taken by the Borrower or a Subsidiary with respect thereto.

      (d) Reports and Filings. As soon as practicable, copies of all such financial statements and reports as the Borrower shall send to its stockholders and of all registration statements and all regular or periodic reports that the Borrower or any Subsidiary shall file, or may be required to file, with the SEC.

      (e) Financial Statements of LdE. As soon as available to the Borrower, commencing with the fiscal year ended December 31, 1996, the annual report of LdE.

      (f) Requested Information. From time to time and promptly upon request of any Bank conveyed through the Agent, such Information regarding the Loan Documents, the Loans or the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries as such Bank conveyed through the Agent may reasonably request, in each case in form and substance satisfactory to the Agent.

      (g) Notice of Defaults, Material Adverse Changes and Certain Other Matters. Prompt notice of:

        (i)  any Default,

        (ii) the acquisition or formation of a new Subsidiary and, in the case of each such new Subsidiary, its name, jurisdiction of incorporation, the percentages of the various classes of its Capital Securities owned by the Borrower or another Subsidiary and whether or not such new Subsidiary is a Consolidated Subsidiary, provided that the Borrower shall not be requested to provide this information until such new Subsidiary undertakes business activity or acquires assets or incurs liabilities of at least $50,000.

        (iii) any change in the name of any Subsidiary, its jurisdiction of incorporation, the percentages of the various classes of its Capital Securities owned by the Borrower or another Subsidiary or its status as a Consolidated or non-Consolidated Subsidiary,

        (iv) the threatening or commencement of, or the occurrence or nonoccurrence of any change or event relating to, any action, suit or proceeding that would cause the Representation and Warranty contained in
  Section 3.05 to be incorrect if made at such time,

        (v) any change in the rating given by any nationally recognized rating agency to any securities issued by the Borrower or any of its Subsidiaries,

        (vi) any event or condition referred to in clauses (i) through (vii) of Section 6.01(g), whether or not such event or condition shall constitute an Event of Default, and

        (vii) any amendment of the certificate of incorporation or by-laws of the Borrower; and

        (viii) (A) any fact, circumstance, condition, occurrence or release at, on, in, under, adjoining or emanating from any of the Projects or any of the other facilities or other properties (whether owned or leased) of the Borrower or any of its Subsidiaries that results in material non-compliance with any Environmental Law or that could reasonably be expected to have a Material Adverse Effect, such notice to be given promptly after the condition is discovered or such release or occurrence takes place, and (B) any material pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any other Person occupying or conducting operations at the Projects or any other facilities or other properties (whether owned or leased) of the Borrower of any of its Subsidiaries, such notice to be given promptly after the Borrower becomes aware that such Environmental Claim is commenced or threatened. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, incident, or occurrence and the Borrower's response thereto.

      Section 5.02.  Accuracy of Financial Statements and Information.

      (a) Historical Financial Statements. The Borrower hereby represents and warrants that (i) Schedule 5.02(a) sets forth a complete and correct list of the financial statements submitted by the Borrower to the Banks in order to induce them to execute and deliver this Agreement, (ii) such financial statements present fairly, in accordance with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as at their respective dates and the consolidated results of operations, consolidated stockholders' equity and consolidated cash flows of the Borrower and such Subsidiaries for the respective periods to which such statements relate, and (iii) except as disclosed or reflected in such financial statements, as at December 31, 1996, neither the Borrower nor any Subsidiary had any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

      (b) Future Financial Statements. The financial statements delivered pursuant to Section 5.01(a) or (b) shall present fairly, in accordance with GAAP (except for changes therein or departures therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by the Borrower's then current independent certified public accountants), the consolidated and consolidating financial position of the Borrower and its Consolidated Subsidiaries as at their respective dates and the consolidated and consolidating results of operations, consolidated stockholders' equity and consolidated cash flows of the Borrower and such Subsidiaries for the respective periods to which such statements relate.

      (c) Historical Information. The Borrower hereby represents and warrants that all Information furnished to the Agent or the Banks by or on behalf of the Borrower prior to the Agreement Date in connection with or pursuant to the Loan Documents and the relationships established thereunder, at the time the same was so furnished, but in the case of Information dated as of a prior date, as of such date, (i) did not contain any untrue statement of a material fact, and (ii) did not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

      (d) Future Information. All Information furnished to the Agent or the Banks by or on behalf of the Borrower on or after the Agreement Date in connection with or pursuant to the Loan Documents or in connection with or pursuant to any amendment or modification of, or waiver of rights under, the Loan Documents, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) not contain any untrue statement of a material fact, and (ii) not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made, and the furnishing of the same to the Agent or any Bank shall constitute a representation and warranty by the Borrower made on the date the same are so furnished to the effect specified in clauses (i) and (ii).

      Section 5.03. Additional Covenants Relating to Disclosure. From the Agreement Date and until the Repayment Date, the Borrower shall and shall cause each Subsidiary to:

      (a) Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts, as may be required or necessary to permit (i) the preparation of financial statements required to be delivered pursuant to Section 5.01(a) and (b) and (ii) the determination of the compliance of the Borrower with the terms of the Loan Documents.

      (b) Fiscal Year. Maintain December 31 as the closing date for each fiscal year.

      (c) Visits, Inspections and Discussions. During normal business hours and subject to compliance with reasonable security precautions, permit, or, in the case of premises, property, books, records or Persons not within its immediate control, promptly take such actions as are necessary or desirable in order to permit, representatives (whether or not officers or employees) of any Bank, from time to time, as often as may be reasonably requested, to (i) visit any of its premises or property or any premises or property of others on which any of its property or books and records (or books and records of others relating to it) may be located, (ii) inspect, and verify the amount, character and condition of, any of its property, (iii) review and make extracts from its books and records and books and records of others relating to it, and (iv) discuss with any Person (including its principal officers, independent certified public accountants, suppliers, customers, debtors and other creditors) its business, assets, Liabilities, financial condition, results of operation and business prospects.

      Section 5.04. Authorization of Third Parties to Deliver Information and Discuss Affairs. The Borrower hereby authorizes and directs each Person whose preparation or delivery to the Agent or the Banks of any opinion, report or other Information is a condition or covenant under the Loan Documents (including under Articles 3, 4 or this Article 5) to so prepare or deliver such Information for the benefit of the Agent and the Banks.


                                   ARTICLE 6.

                                     DEFAULT

      Section 6.01. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or any Subsidiary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

      (a) Any payment of principal on any of the Loans, the Notes or the Drawings or any prepayment shall not be made when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement and the Notes; or any payment of interest, fees or any other amount due under this Agreement shall not be made within three Business Days of when due;

      (b) Any Loan Document Representation and Warranty shall at any time prove to have been incorrect or misleading in any material respect when made;

      (c)  The Borrower shall default in the performance or observance of:

        (A) any term, covenant, condition or agreement contained in Section 3.21, Section 4.01(a)(i) (insofar as such Section requires the preservation of the corporate existence of the Borrower), 4.01(a)(vi), 4.01(c), 4.02 (except 4.02(i)), 4.03, 5.01(g)(i) or 5.03(b); or

        (B) any term, covenant, condition or agreement contained in this Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent; or

      (d) The maturity of any Indebtedness of the Borrower or any Subsidiary in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall, in whole or in part, have been accelerated, or any such Indebtedness shall, in whole or in part, have been required to be prepaid or purchased by reason of a default prior to the stated maturity thereof, in accordance with the provisions of any Contract evidencing, providing for the creation of or concerning such Indebtedness, or any event shall have occurred and be continuing that permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of Indebtedness of the Borrower or any Subsidiary in excess of Five Million Dollars ($5,000,000) in the aggregate, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such a prepayment or purchase;

      (e) (i) The Borrower or any Material Subsidiary shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing;

      (ii) (A) A case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking (1) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any Material Subsidiary, or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any Material Subsidiary, and such case or proceeding shall continue undismissed and unstayed for a period of 60 days, or (B) an order granting the relief requested in such case or proceeding against the Borrower or any Material Subsidiary (including an order for relief under such Federal bankruptcy laws) shall be entered;

      (f) A judgment or order shall be entered against the Borrower or any Material Subsidiary by any court, and either (A) such judgment or order shall continue undischarged and unstayed for a period of 10 days in which the aggregate amount of all such judgments and orders exceeds $5,000,000 or (B) enforcement proceedings shall have been commenced upon such judgment or order;

      (g) (i) any Termination Event shall occur with respect to any Benefit Plan of the Borrower, any Subsidiary or any of their respective ERISA Affiliates, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any such Benefit Plan, (iii) any Person shall engage in any Prohibited Transaction involving any such Benefit Plan, (iv) the Borrower, any Subsidiary or any of their respective ERISA Affiliates shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to any such Benefit Plan that is a Multiemployer Benefit Plan as a result of such Person's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) therefrom, (v) the Borrower, any Subsidiary or any of their respective ERISA Affiliates shall fail to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA, or (vi) a proceeding shall be instituted by a fiduciary of any such Benefit Plan against the Borrower, any Subsidiary or any of their respective ERISA Affiliates to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, except that no event or condition referred to in clauses (i) through (vi) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, and in the reasonable determination of the Required Banks will not subject, the Borrower or any Subsidiary to any Liability that, alone or in the aggregate with all such Liabilities for all such Persons, exceeds $5,000,000;

      (h)  LdE shall not Control the Borrower; or

      (i) Any power generation facilities owned by a QF Subsidiary shall cease to constitute a "qualifying facility" under PURPA, unless (a) the reason for the loss of "qualifying facility" status is a change in Applicable Law and (b) the Borrower shall have demonstrated to the reasonable satisfaction of the Required Banks that such event could not reasonably be expected to have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole or the Loan Documents.

      Section 6.02. Remedies Upon Event of Default. During the continuance of any Event of Default (other than one specified in Section 6.01(e) with respect to the Borrower) and in every such event, the Agent, upon notice to the Borrower, may do any or all of the following: (a) declare, in whole or, from time to time, in part, the principal of and interest on the Loans and the Notes and all other amounts owing under the Loan Documents to be, and the Loans and the Notes and all such other amounts shall thereupon and to that extent become, due and payable, (b) terminate, in whole or, from time to time, in part, the Commitments and (c) require the Borrower to deposit in the Cash Collateral Account with the Issuing Bank, funds sufficient to reimburse or to enable the Issuing Bank to fund the full amount that is available to be drawn under all outstanding Letters of Credit. Upon the occurrence of an Event of Default specified in Section 6.01(e) automatically and without any notice to the Borrower, (a) the principal of and interest on the Loans and the Notes and all other amounts owing under the Loan Documents shall be due and payable and (b) the Commitments shall terminate. Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 6.02) are hereby expressly waived.

      Section 6.03. Cash Collateral Account. (a) Cash Collateral Account. When required by the terms of this Agreement, the Borrower shall establish and maintain a special account (the "Cash Collateral Account") at the offices of the Agent and under the Agent's sole dominion and control.

      (b) Setoff. The Agent on behalf of the Banks and the Issuing Bank shall have rights of setoff and a security interest and charge in the Cash Collateral Account. If any Default or Event of Default shall have occurred and be continuing, all amounts then on deposit or anytime thereafter deposited in the Cash Collateral Account in lieu of being released to the Borrower, shall in the discretion of the Agent, be returned by the Agent and/or applied by the Agent against any and all of the amounts due and payable hereunder, whether by acceleration or otherwise.

      (c) Release of Funds After Repayment Date. Any funds remaining in the Cash Collateral Account after the Repayment Date shall be released to the Borrower.


                                   ARTICLE 7.

                      ADDITIONAL CREDIT FACILITY PROVISIONS

      Section 7.01. Mandatory Suspension and Conversion of Eurodollar Rate Loans. A Bank's obligations to make, continue or convert into Eurodollar Rate Loans of any Type and, in the case of clause (c) below, the Issuing Bank's obligation to issue Letters of Credit, shall be suspended, all such Bank's outstanding Loans of that Type shall be converted on the last day of their applicable Interest Periods (or, if earlier, in the case of clause (c) below, on the last day such Bank may lawfully continue to maintain Loans of that Type or, in the case of clause (d) below, on the day determined by such Bank to be the last Business Day before the effective date of the applicable restriction) into, and all pending requests for the making or continuation of or conversion into Loans of such Type by such Bank shall be deemed requests for, Base Rate Loans, if:

     (a) on or prior to the determination of an interest rate for a Eurodollar Rate Loan of that Type for any Interest Period, the Agent determines that for any reason appropriate information is not available to it for purposes of determining the Eurodollar Rate for such Interest Period;

     (b) on or prior to the first day of any Interest Period for a Eurodollar Rate Loan of that Type, such Bank determines that the Eurodollar Rate as determined by the Agent for such Interest Period would not accurately reflect the cost to such Bank of making, continuing or converting into a Eurodollar Rate Loan of such Type for such Interest Period;

     (c) at any time any Regulatory Change (i) in the determination of any Bank, makes it unlawful or impracticable for such Bank or its applicable Lending Office to make, continue or convert into any Eurodollar Rate Loan of that Type, or to comply with its obligations hereunder in respect thereof or
  (ii) in the determination of the Issuing Bank, makes it unlawful or impracticable for the Issuing Bank to issue a Letter of Credit or to comply with its obligations hereunder in respect thereof; or

     (d) such Bank determines that, by reason of any Regulatory Change, such Bank or its applicable Lending Office is restricted, directly or indirectly, in the amount that it may hold of (i) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to Eurodollar Rate Loans of that Type is directly or indirectly determined or (ii) the category of assets that includes Eurodollar Rate Loans of that Type.

If, as a result of this Section 7.01, any Loan of any Bank that would otherwise be made or maintained as or converted into a Eurodollar Rate Loan of any Type for any Interest Period is instead made or maintained as or converted into a Base Rate Loan, then, unless the corresponding Loan of each of the other Banks is also to be made or maintained as or converted into a Base Rate Loan, such Loan shall be treated as being a Eurodollar Rate Loan of such Type for such Interest Period for all purposes of this Agreement (including the timing, application and proration among the Banks of interest payments, conversions and prepayments) except for the calculation of the interest rate borne by such Loan. The Agent shall promptly notify the Borrower and each Bank of the existence or occurrence of any condition or circumstance specified in clause (a) above, and each Bank and the Issuing Bank shall promptly notify the Borrower and the Agent of the existence or occurrence of any condition or circumstance specified, in the case of such Bank, in clause (b), (c) or (d) above applicable to such Bank's Loans or, in the case of the Issuing Bank, clause (c) above applicable to the Issuing Bank's obligation to issue Letters of Credit, in each case describing in reasonable detail the nature of such condition or circumstances but the failure by the Agent or such Bank or the Issuing Bank, as the case may be, to give any such notice shall not affect such Bank's or the Issuing Bank's rights hereunder.

      Section 7.02.  Regulatory Changes.  If in the determination of any Bank
(a) any Regulatory Change shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Bank with respect to any Loan or the return to be earned by such Bank on any Loan, (ii) impose a cost on such Bank or any Affiliate of such Bank that is attributable to the making or maintaining of, or such Bank's commitment to make, any Loan, (iii) require such Bank or any Affiliate of such Bank to make any payment on or calculated by reference to the gross amount of any amount received by such Bank under any Loan Document or (iv) reduce, or have the effect of reducing, the rate of return on any capital of such Bank or any Affiliate of such Bank that such Bank or such Affiliate is required to maintain on account of any Loan or such Bank's commitment to make any Loan and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents, then the Borrower shall pay to such Bank such additional amounts as such Bank determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after written request by such Bank for such payment. Each Bank will promptly notify the Borrower of any determination made by it referred to in clauses (a) and (b) above, but the failure to give such notice shall not affect such Bank's right to compensation.

      Section 7.03. Capital Requirements. If after the Agreement Date, under Applicable Law, interpretations, directives, requests and guidelines (whether or not having the force of law), (a) in the determination of any Bank, such Bank or any of its Affiliates is required to maintain capital on account of any Loan or participation in a Letter of Credit or such Bank's commitment to make any Loan or acquire any participation in a Letter of Credit, or (b) in the determination of the Issuing Bank, the Issuing Bank or any of its Affiliates is required to maintain capital on account of (i) any Letter of Credit or its commitment to issue or participate in any Letter of Credit or (ii) any Drawing then, upon request by such Bank or the Issuing Bank, as the case may be, the Borrower shall from time to time thereafter pay to such Bank or the Issuing Bank, as the case may be, such additional amounts as such Bank or the Issuing Bank, as the case may be, determines will fully compensate for any reduction in the rate of return on the additional capital that such Bank, or its Affiliate or the Issuing Bank, or its Affiliate, as the case may be, is so required to maintain. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after written request by such Bank or the Issuing Bank, as the case may be, for such payment.

      Section 7.04. Funding Losses. The Borrower shall pay to each Bank, upon request, such amount or amounts as such Bank determines are necessary to compensate it for any loss, cost or expense incurred by it as a result of (a) any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of an Interest Period for such Eurodollar Rate Loan or (b) a Eurodollar Rate Loan for any reason not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of such Bank, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest that would have been received from such Borrower under this Agreement on any amounts to be reemployed during an Interest Period or its remaining portion (excluding any applicable margin) over (ii) the interest component of the return that such Bank determines it could have obtained had it placed such amount on deposit in the interbank Dollar market selected by it for a period equal to such Interest Period or its remaining portion.

      Section 7.05. Certain Determinations. In making the determinations contemplated by Sections 7.01, 7.02, 7.03 and 7.04, each Bank may make such estimates, assumptions, allocations and the like that such Bank in good faith determines to be appropriate, and such Bank's selection thereof in accordance with this Section 7.05, and the determinations made by such Bank on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors. Each Bank shall furnish to the Borrower a certificate outlining in reasonable detail the computation of any amounts claimed by it under Sections 7.02, 7.03 and 7.04 and the assumptions underlying such computations.

      Section 7.06. Change of Lending Office. If an event occurs with respect to a Lending Office of any Bank or the Issuing Bank that obligates the Borrower to pay any amount under Section 1.13, makes operable the provisions of clause
(c) or (d) of Section 7.01 or entitles such Person to make a claim under Section
7.02 or 7.03, if requested by the Borrower, such Person shall use reasonable efforts to designate another Lending Office or Offices, the designation of which will reduce the amount the Borrower is so obligated to pay, eliminate such operability or reduce the amount such Person is so entitled to claim, provided that such designation would not, in the sole and absolute discretion of such Person, be disadvantageous to such Person in any manner or contrary to such Person's policies. Each Bank and the Issuing Bank may at any time and from time to time change any Lending Office and shall give notice of any such change to the Agent and the Borrower. Except in the case of a change in Lending Offices made at the request of the Borrower, the designation of a new Lending Office by any Bank or the Issuing Bank shall not obligate the Borrower to pay any amount to such Person under Section 1.13, make operable the provisions of clause (c) or
(d) of Section 7.01 or entitle such Person to make a claim under Section 7.02 or
7.03 if such obligation, the operability of such clause or such claim results solely from such designation and not from a subsequent Regulatory Change.

      Section 7.07. Replacement of Certain Banks. If any Bank is owed additional amounts under Section 7.01 or 7.02 or 7.03, or if any Bank declines to agree to an extension of the Facility Period under Section 1.01(c), the Borrower shall have the right, if no Default then exists, (a) to replace such Bank with another commercial bank acceptable to the Agent or (b) subject to the consent of such Banks in their sole discretion, increase the participation of one or more of the remaining Banks; provided, that (i) the obligations of the Borrower owing to the Bank being replaced shall be paid in full, (ii) the replacement commercial bank shall execute a document satisfactory to the Agent to which it becomes a party hereto with a Commitment equal to that of the Bank being replaced and (iii) upon such execution, the replacement commercial bank shall constitute a "Bank" hereunder; and provided, further, that if the Bank to be replaced is Societe Generale, New York Branch, then a successor Issuing Bank or Agent, as applicable, shall be appointed in compliance with the terms of this Agreement.


                                   ARTICLE 8.

                                    THE AGENT

      Section 8.01. Appointment and Powers. The Issuing Bank and each Bank hereby irrevocably appoints and authorizes the Agent, individually and in its capacity as Agent, to act as the agent for such Issuing Bank or Bank under the Loan Documents, with such powers as are delegated to the Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. The Agent's duties shall be purely ministerial and the Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents. The Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of the Loan Documents or Applicable Law or (b) would expose the Agent to any Liability or expense against which it has not been indemnified to its satisfaction. The Agent shall not, by reason of its serving as the Agent, be a trustee or other fiduciary for any Bank.

      Section 8.02. Limitation on Liability of Agent. Neither the Agent nor any of its respective directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence, willful misconduct or knowing violations of law. The Agent shall not be responsible to the Issuing Bank or any Bank for (a) any recitals, statements, representations or warranties contained in the Loan Documents or in any certificate or other document referred to or provided for in, or received by the Issuing Bank or any of the Banks under, the Loan Documents, (b) the validity, effectiveness or enforceability of the Loan Documents or any such certificate or other document, or (c) any failure by the Borrower to perform any of its obligations under the Loan Documents. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact so long as the Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or given by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by the Loan Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

      Section 8.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment to it of fees or Drawings or principal of or interest on Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent has knowledge of such a non-payment or receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. In the event of any Default, the Agent shall (a) in the case of a Default that constitutes an Event of Default, take any or all of the actions referred to in clauses (a) and (b) of the first sentence of Section 6.02 if so directed by the Required Banks and (b) in the case of any Default, take such other action with respect to such Default as shall be reasonably directed by the Required Banks. Unless and until the Agent shall have received such directions, in the event of any Default, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

      Section 8.04. Rights as a Bank. Each Person acting as the Agent that is also a Bank shall, in its capacity as a Bank, have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall include such Person in its individual capacity. Each Person acting as the Agent (whether or not such Person is a Bank) and its Affiliates may (without having to account therefor to the Issuing Bank or any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and its Affiliates as if it were not acting as an Agent, and such Person and its Affiliates may accept fees and other consideration from the Borrower and its Affiliates for services in connection with the Loan Documents or otherwise without having to account for the same to the Issuing Bank or the Banks.

      Section 8.05. Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower under the Loan Documents), ratably on the basis of their respective Percentage Interests, for any and all Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including the costs and expenses that the Borrower is obligated to pay under the Loan Documents) in any way relating to or arising out of the Loan Documents or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent (a) they are subject to the indemnity contemplated by the last sentence of Section 9.10(b) or (b) they arise from gross negligence, willful misconduct or knowing violations of law by the Agent.

      Section 8.06. Non-Reliance on the Agent, the Issuing Bank and Other Banks. Each Bank agrees that it has made and will continue to make, independently and without reliance on the Agent or the Issuing Bank or any other Bank, and based on such documents and information as it deems appropriate, its own credit analysis of the Borrower, and its own decision to enter into the Loan Documents and to take or refrain from taking any action in connection therewith. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of the Borrower or any Subsidiary thereof. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent under the Loan Documents, the Agent shall not have any obligation to provide any Bank with any information concerning the business, status or condition of the Borrower or any Subsidiary thereof, the Loan Documents that may come into the possession of the Agent or any of its Affiliates.

      Section 8.07. Execution and Amendment of Loan Documents on Behalf of the Banks. Each Bank hereby authorizes the Agent to execute and deliver, in the name of and on behalf of such Bank, any other Loan Document requiring execution by or on behalf of such Bank. The Agent shall consent to any amendment of any term, covenant, agreement or condition of the Loan Documents, or to any waiver of any right thereunder, if, but only if, the Agent is directed to do so in writing by the Required Banks; provided, however, that (i) the Agent shall not be required to consent to any such amendment or waiver that affects its rights or duties and (ii) the Agent shall not, unless directed to do so in writing by each Bank, consent to any assignment by the Borrower of any of its rights or obligations under any such agreement in connection with the Loan Documents, except as required or permitted by the Loan Documents.

      Section 8.08. Resignation of the Agent. The Agent may at any time give notice of its resignation to the Issuing Bank, the Banks and the Borrower. The Agent shall resign if directed by the Required Banks. Upon receipt of any such notice of resignation or removal, the Required Banks may, after consultation with the Borrower, appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal, then the retiring Agent may, on behalf of the Banks and after consultation with the Borrower, appoint a successor Agent. Upon the acceptance by any Person of its appointment as a successor Agent, (a) such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations as Agent under the Loan Documents. After any retiring Agent's resignation or removal as Agent, the provisions of this Article 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.


                                   ARTICLE 9.

                                  MISCELLANEOUS

      Section 9.01. Notices and Deliveries. (a) Notices and Information. Except as provided in Section 9.01(b):

      (i) Manner of Delivery. All notices, communications and materials (including all Information) to be given or delivered pursuant to the Loan Documents shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing (which shall include telex and facsimile transmissions). Notices under Sections 1.02(a), 1.02(b), 1.03(c), 1.04(b), 1.05, 1.07 and 6.02 may be by telephone, promptly, in the case of each notice other than one under Section 6.02, confirmed in writing. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the any Person has acted in reliance on such telephonic notice.

      (ii) Addresses. All notices, communications and materials to be given or delivered pursuant to the Loan Documents shall be given or delivered at the following respective addresses and facsimile and telephone numbers and to the attention of the following individuals or departments:

          (A) if to the Borrower, to it at:

            Trigen Energy Corporation
            One Water Street
            White Plains, New York  10601

            Fax No.:  (914) 286-6777
            Telephone No.: (914) 286-6600

            Attention:  Treasurer

           (B) if to any Bank, to it at the address or fax or telephone number and to the attention of the individual or department, set forth below such Bank's name under the heading "Notice Address" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, set forth under the heading "Notice Address" in the Notice of Assignment given to the Borrower and the Agent with respect to such assignment;

          (C) if to the Issuing Bank at an address or fax or telephone number different from that determined in accordance with clause (B) above with respect to the Bank that is the Issuing Bank, to it at:

            1221 Avenue of the Americas
            New York, New York  10020

            Fax No.:         (212) 278-7428
            Telephone No.: (212) 278-6727

            Attention:  Specialized Letter of Credit Services

          (D) if to the Agent at an address or fax or telephone number different from that determined in accordance with clause (B) above with respect to the Bank that is the Agent, to it at:

            1221 Avenue of the Americas
            New York, New York  10020

            Fax No.:         (212) 278-7463
            Telephone No.: (212) 278-6926

            Attention:  Ms. Betty Burg

or at such other address or fax or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice specifically captioned "Notice of Change of Address" given to (x) if the party to which such information pertains is the Borrower, the Agent, the Issuing Bank and each Bank, (y) if the party to which such information pertains is the Agent, the Borrower, the Issuing Bank and each Bank and (z) if the party to which such information pertains is a Bank or the Issuing Bank, the Borrower and the Agent.

      (iii) Effectiveness. Each notice and communication and any material to be given or delivered pursuant to the Loan Documents shall be deemed so given or delivered (A) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (B) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (C) if sent by facsimile, when such notice, communication or material is transmitted to the appropriate fax number as above provided and is received at such number and (D) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, or, in the case of notice by the Agent to the Borrower under Section 6.02 given by telephone as above provided, if any individual or any member of the department to whose attention notices, communications and materials are to be given or delivered is unavailable at the time, to any other officer or employee of the Borrower, except that (1) notices of a change of address, fax or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be deemed given until received and (2) notices, communications and materials to be given or delivered to the
(x) Agent or any Bank pursuant to Sections 1.02(a), 1.03(c), 1.04(b), 1.05, 1.07 and 1.12(b) and Article 5 shall not be deemed given or delivered until received by the officer of the Agent or such Bank responsible, at the time, for the administration of the Loan Documents and (y) the Issuing Bank pursuant to
Section 1.02(b) shall not be deemed given or delivered until received by the officer of the Issuing Bank responsible, at the time, for the administration of the Issuing Bank's commitment hereunder to issue Letters of Credit.

      (iv) Reasonable Notice. Any requirement under Applicable Law of reasonable notice by the Agent, the Issuing Bank or the Banks to the Borrower of any event in connection with, or in any way related to, the Loan Documents or the exercise by the Agent, the Issuing Bank or the Banks of any of their rights thereunder shall, to the extent permitted by Applicable Law, be met if notice of such event is given to the Borrower in the manner prescribed above at least 10 days before (A) the date of such event or (B) the date after which such event will occur.

      Section 9.02. Expenses; Indemnification. Whether or not any Credit Extensions are made hereunder, the Borrower shall:

     (a) pay or reimburse the Agent, the Issuing Bank and each Bank for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Loan Documents or the making of the Loans or the Drawings or the issuance of the Letters of Credit, if any;

     (b) pay or reimburse the Agent for all reasonable costs and expenses (including fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by the Agent) incurred by such Person in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of (A) the Loan Documents and (B) whether or not executed, any waiver, amendment or consent thereunder or thereto, (ii) the administration of and any operations under the Loan Documents, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the protection, preservation, exercise or enforcement of any of the rights of such Person or the Banks in, under or related to the Loan Documents or (B) the performance of any of the obligations of such Person or the Banks under or related to the Loan Documents, or (iv) protecting, preserving, exercising or enforcing any of the rights of such Person or the Banks in, under or related to the Loan Documents;

     (c) pay or reimburse each Bank and the Issuing Bank for all reasonable costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Person) incurred by such Person in connection with, arising out of, or in any way related to protecting, preserving, exercising or enforcing any of its rights in, under or related to the Loan Documents; and

     (d) indemnify and hold each Indemnified Person harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each Indemnified Person for all costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (i) any Loan Document Related Claim (whether asserted by such Indemnified Person or the Borrower or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, the Loan Documents or the relationships established thereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is the result of acts or omissions on the part of such Indemnified Person constituting (w) gross negligence, (x) willful misconduct,
  (y) knowing violations of law or (z) in the case of claims by the Borrower against such Indemnified Person, such Indemnified Person's failure to observe any other standard applicable to it under any of the other provisions of the Loan Documents or, but only to the extent not waivable thereunder, Applicable Law.

      If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Person in respect of which indemnity may be sought from the Borrower, such Indemnified Person shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Person, and the payment of all expenses. Any Indemnified Person seeking indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Person unless (a) the Borrower has agreed to pay such fees and expenses or (b) the Borrower shall have failed to assume the defense of such action or proceeding or shall have failed to employ counsel satisfactory to such Indemnified Person in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnified Person, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the Borrower (in which case, if such Indemnified Person notifies the Borrower in writing that it elects to employ separate counsel at the expense of the Borrower, the Borrower shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person; it being understood, however, that the Borrower shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons). The Borrower shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the Borrower agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

      Section 9.03. Amounts Payable Due Upon Request for Payment. All amounts payable by the Borrower under Section 9.02 and under the other provisions of the Loan Documents shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

      Section 9.04. Remedies of the Essence. The various rights and remedies of the Agent, the Issuing Bank and the Banks under the Loan Documents are of the essence of those agreements, and the Agent, the Issuing Bank and the Banks shall be entitled, to the extent permitted by Applicable Law, to obtain a decree requiring specific performance of each such right and remedy.

      Section 9.05. Rights Cumulative. Each of the rights and remedies of the Agent, the Issuing Bank and the Banks under the Loan Documents shall be in addition to all of their other rights and remedies under the Loan Documents and Applicable Law, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

      Section 9.06. Disclosures. Each of the Agent, the Issuing Bank and the Banks agrees to hold any information (which is not already public information) which it may receive from the Borrower or any Subsidiary pursuant to any Loan Document in confidence, except for disclosure (i) to other Banks, the Agent, or the Issuing Bank, (ii) to legal counsel, accountants, and other professional advisors to the Agent, the Issuing Bank or such Bank, as the case may be, (iii) to regulatory officials, (iv) as requested pursuant to or as required by Applicable Law, (v) in connection with any legal proceeding to which the Agent, the Issuing Bank or such Bank, as the case may be, is a party, and (vi) to potential assignees and participants of such Bank, provided, that such Bank shall require any assignee or participant to be bound in like manner to this
Section 9.06.

      Section 9.07. Amendments; Waivers. Any term, covenant, agreement or condition of the Loan Documents may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Required Banks and, if the rights and duties of the Agent or the Issuing Bank are affected thereby, by the Agent or the Issuing Bank, as the case may be, and in the case of an amendment with respect to any Loan Document, by the Borrower; provided, however, that no amendment or waiver shall be effective, unless in writing and signed by each Bank affected thereby, to the extent it (i) changes the amount of such Bank's Commitment, except as permitted by Section 7.07, (ii) reduces (A) the principal of or the rate of interest on
(1) such Bank's Loans or Notes or (2) any of the Drawings or (B) the fees payable to such Bank hereunder, (iii) postpones any date fixed for (A) any payment of (1) principal of or interest on (aa) such Bank's Loans or Notes or
(bb) any of the Drawings or (2) the fees payable to such Bank hereunder or (B) the expiration of any Letter of Credit if such postponement would extend the expiration of such Letter of Credit beyond the Termination Date, or (iv) amends or waives the requirements of, or an Event of Default under, Section 1.14,
Section 3.21, Section 6.01(h), this Section 9.07 or any other provision of this Agreement requiring the consent or other action of all of the Banks. Unless otherwise specified in such waiver, a waiver of any right under the Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Agent, the Issuing Bank or any Bank under the Loan Documents or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Agent, the Issuing Bank or any Bank under the Loan Documents or Applicable Law.

      Section 9.08. Set-Off; Suspension of Payment and Performance. The Agent, the Issuing Bank and each Bank is hereby authorized by the Borrower, at any time and from time to time, without notice, to the extent permitted by Applicable Law, during any Event of Default, to set off against, and to appropriate and apply to the payment of, the Liabilities of the Borrower under the Loan Documents (whether owing to such Person or to any other Person that is the Agent, the Issuing Bank or a Bank and whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all Liabilities owing by such Person or any of its Affiliates to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of Liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States).

      Section 9.09. Sharing of Recoveries. (a) Each Bank agrees that, if, for any reason, including as a result of (i) the exercise of any right of counterclaim, set-off, banker's lien or similar right, (ii) its claim in any applicable bankruptcy, insolvency or other similar law being deemed secured by a Debt owed by it to the Borrower, including a claim deemed secured under Section 506 of the Bankruptcy Code, or (iii) the allocation of payments by the Agent or the Borrower in a manner contrary to the provisions of Section 1.14, such Bank shall receive payment of a proportion of the aggregate amount due and payable to it hereunder as principal of or interest on the Loans, Drawings or fees that is greater than the proportion received by any other Bank in respect of the aggregate of such amounts due and payable to such other Bank hereunder, then the Bank receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the rights of the other Banks hereunder so that all such recoveries with respect to such amounts due and payable hereunder (net of costs of collection) shall be pro rata; provided that if all or part of such proportionately greater payment received by the purchasing Bank is thereafter recovered by or on behalf of the Borrower from such Bank, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Bank to the extent of such recovery, but without interest (unless the purchasing Bank is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Bank shall be required to pay interest at a like rate). The Borrower expressly consents to the foregoing arrangements and agree that any holder of a participation in any rights hereunder so purchased or acquired pursuant to this Section 9.09(a) shall, with respect to such participation, be entitled, to the extent permitted by Applicable Law, to all of the rights of a Bank under Sections 7.02, 9.02 and
9.08 (subject to any condition imposed on a Bank hereunder with respect thereto) and may, to the extent permitted by Applicable Law, exercise any and all rights of set-off with respect to such participation as fully as though the Borrower was directly indebted to the holder of such participation for Loans to the Borrower in the amount of such participation.

      (b) Each Bank agrees to exercise any right of counterclaim, set-off, banker's lien or similar right that it may have in respect of the Borrower in a manner so as to apportion the amount subject to such exercise, on a pro rata basis, between (i) obligations of such Borrower for amounts subject to the sharing provisions of Section 9.09(a) and (ii) other Liabilities of such Borrower.

      Section 9.10. Assignments and Participations. (a) Assignments. (i) The Borrower may not assign any of its rights or obligations under the Loan Documents without the prior written consent of the Agent, the Issuing Bank and each Bank, and no assignment of any such obligation shall release the Borrower therefrom unless the Agent or the Issuing Bank and each Bank, as applicable, shall have consented to such release in a writing specifically referring to the obligation from which the Borrower is to be released.
      (ii) Each Bank may from time to time assign any or all of its rights and obligations under the Loan Documents to one or more Eligible Assignees; provided that, except in the case of the grant of a security interest to a Federal Reserve Bank (which may be made without condition or restriction), no such assignment shall be effective unless (A) the assignment is consented to by the Borrower (unless an Event of Default specified in Section 6.01(e) with respect to the Borrower exists), which consent shall not be unreasonably withheld (it being agreed that the failure of a proposed assignee to have a long term debt rating of A- or higher is a valid reason for withholding consent), the Issuing Bank and the Agent (which consents shall not be unreasonably withheld), (B) if less than the full amount of the assignor Bank's Commitment, the assignment shall involve the assignment of not less than $5,000,000 of the assignor Bank's Commitment, (C) a Notice of Assignment with respect the assignment, duly executed by the assignor and the assignee, shall have been given to the Borrower and the Agent, (D) in the case of an assignment of a Registered Note, such Registered Note shall have been surrendered for registration of assignment duly endorsed by (or accompanied by a written instrument of assignment duly executed by) the Registered Holder and such assignment shall have been recorded on the Register and (E) except in the case of an assignment by the Bank that is the Agent, the Agent shall have been paid an assignment fee of $2,500. Upon any effective assignment, the assignor shall be released from the obligations so assigned and, in the case of an assignment of all of its Loans and Commitment, shall cease to be a Bank. In the event of any effective assignment by a Bank, the Borrower shall, against receipt of the existing Note of the assignor Bank, issue a new Note to the assignee Bank and, in the case of a partial assignment, to the assignor Bank, appropriately reflecting such assignment.

      (b) Participations. Each Bank may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents without the consent of the Borrower, the Agent, the Issuing Bank or any other Bank. In the event of any such grant by a Bank of a participation, such Bank's obligations under the Loan Documents to the other parties thereto shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, and the Borrower, the Agent and the other Banks may continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations thereunder. A Bank may not grant to any holder of a participation the right to require such Bank to take or omit to take any action under the Loan Documents, except that a Bank may grant to any such holder the right to require such holder's consent to (i) reduce (A) the principal of or the rate of interest on (1) such Bank's Loans or Notes or (2) any of the Drawings or (B) the fees payable to such Bank hereunder, (ii) postpone any date fixed for (A) any payment of (1) principal of or interest on (aa) such Bank's Loans or Notes or (bb) any of the Drawings or (2) the fees payable to such Bank hereunder or (B) the expiration of any Letter of Credit if such postponement would extend the expiration date of such Letter of Credit beyond the Termination Date or (iii) except in connection with a transaction that is permitted under the Loan Documents, permit the Borrower to assign any of its obligations under the Loan Documents to any other Person. Each holder of a participation in any rights under the Loan Documents, if and to the extent the applicable participation agreement so provides, shall, with respect to such participation, be entitled to all of the rights of a Bank as fully as though it were a Bank under Sections 1.13, 7.02, 7.03, 7.04 and 9.02(d) (subject to any conditions imposed on a Bank hereunder with respect thereto, including delivery of the forms and certificates required under Section 1.13(c)) and may, to the extent permitted by Applicable Law, exercise any and all rights of set-off with respect to such participation as fully as though the Borrower was directly indebted to the holder of such participation for Loans made to the Borrower in the amount of such participation; provided, however, that no holder of a participation shall be entitled to any amounts that would otherwise be payable to it with respect to its participation under Section 1.13 or 7.02 unless (x) such amounts are payable in respect of Regulatory Changes that are enacted, adopted or issued after the date the applicable participation agreement was executed or (y) such amounts would have been payable to the Bank that granted such participation if such participation had not been granted. Each Bank selling or granting a participation shall indemnify the Borrower and the Agent for any Taxes and Liabilities that then may sustain as a result of such Bank's failure to withhold and pay any Taxes applicable to payments by such Bank to its participant in respect of such participation.

      Section 9.11. Governing Law. This Agreement and the Notes (including matters relating to the Maximum Permissible Rate) shall be construed in accordance with and governed by the law of the State of New York (without giving effect to its choice of law principles other than Section 5-1401 of the New York General Obligations Law).

      Section 9.12. Judicial Proceedings; Waiver of Jury Trial. Any judicial proceeding brought against the Borrower with respect to any Loan Document Related Claim may be brought in any court of competent jurisdiction in The City of New York, and, by execution and delivery of this Agreement, the Borrower (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final judgment rendered thereby in connection with any Loan Document Related Claim and (b) irrevocably waives, to the extent permitted by Applicable Law, any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Borrower hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 9.01(a)(ii), and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of any Agent, the Issuing Bank, any Bank or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of any Agent, the Issuing Bank, any Bank or any other Indemnified Person to bring proceedings against the Borrower in the courts of any other jurisdiction. THE BORROWER, THE AGENT, THE ISSUING BANK AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY LOAN DOCUMENT RELATED CLAIM.

      Section 9.13. Judgment Currency. If in connection with determining the amount of a judgment to be rendered in a currency other than Dollars (a "Foreign Currency"), it is necessary to convert a sum payable by the Borrower to an Indemnified Person under the Loan Documents in Dollars into such Foreign Currency, then, unless another rate of exchange is required under Applicable Law, the rate of exchange used shall be the Agent's Spot Rate on the Business Day preceding the day on which final judgment is to be rendered. The obligations of the Borrower in respect of any such sum payable by it to such Indemnified Person under the Loan Documents in Dollars shall, notwithstanding any such judgment in such Foreign Currency, be discharged only to the extent that on the Business Day following actual receipt by such Indemnified Person of the amount of the judgment in such Foreign Currency, such Indemnified Person is able to purchase Dollars in New York with such sum of Foreign Currency, whether or not at the Agent's spot rate of exchange. As a separate obligation and notwithstanding any such judgment, the Borrower shall pay such Indemnified Person on demand in Dollars any difference between the amount originally payable by the Borrower to such Indemnified Person in Dollars and the amount of Dollars that may be so purchased. In the event that the amount that may be so purchased exceeds the amount originally payable, such Indemnified Person shall promptly remit such excess to the Borrower.

      Section 9.14. LIMITATION OF LIABILITY. NEITHER THE AGENT, THE ISSUING BANK, THE BANKS, ANY OTHER INDEMNIFIED PERSON NOR (EXCEPT AS OTHERWISE PROVIDED HEREIN) THE BORROWER SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY SUCH PARTY IN CONNECTION WITH ANY LOAN DOCUMENT RELATED CLAIM.

      Section 9.15. Severability of Provisions. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Borrower hereby waives any provision of Applicable Law that renders any provision of the Loan Documents prohibited or unenforceable in any respect.

      Section 9.16. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

      Section 9.17. Survival of Obligations. Except as otherwise expressly provided therein, the rights and obligations of the Borrower, the Agent, the Issuing Bank, the Banks and the other Indemnified Persons under the Loan Documents shall survive the Repayment Date.

      Section 9.18. Entire Agreement. This Agreement and the Notes embody the entire agreement among the Borrower, the Agent, the Issuing Bank and the Banks relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

      Section 9.19. Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      Section 9.20. Registered Notes. A Bank that is a Non-US Bank that has complied with Section 1.13(c)(A)(1)(bb) may have its Note issued as a Registered Note, and for this purpose the Borrower shall cause to be maintained a Register. Once issued, Registered Notes may not be exchanged for Notes that are not Registered Notes, and of the Loans evidenced thereby, may be transferred only in accordance with the provisions of Section 9.10(a)(ii)(D).


                                   ARTICLE 10.

                                 INTERPRETATION

      Section 10.01.  Defined Terms.  For the purposes of this Agreement:

      "Accumulated Funding Deficiency" has the meaning ascribed to that term in
Section 302 of ERISA.

      "Adjusted EBITDA" means, for the twelve-month period ending on the date of determination, and without duplication, for the Borrower and its Consolidated
Subsidiaries: (a) the sum of Operating Income, Other Income (Net), Depreciation and Amortization minus (b) Mandatory Capital Expenditures. For purposes of the foregoing: (i) "Operating Income", "Other Income (Net)" and "Depreciation" mean the respective amounts that appear (or would appear) as such on a consolidated statement of operations of the Borrower and its Consolidated Subsidiaries prepared in accordance with Article 5 hereof, and (ii) "Amortization" means the amount that appears (or would appear) as such on a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries prepared in accordance with Article 5 hereof. For purposes of the foregoing "Mandatory Capital Expenditures" means that portion of aggregate capital expenditures of the Borrower and its Consolidated Subsidiaries for such specified period consisting of non-discretionary environmental, health, maintenance, safety and other regulatory costs essential to the continued operations of the Borrower and its Consolidated Subsidiaries, whether or not such costs are expected to produce future returns.

      "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, "Affiliate" means an Affiliate of the Borrower.

      "Agency Fee" shall have the meaning set forth in Section 1.08(c).

      "Agent" means Societe Generale, as agent for the Banks and the Issuing Bank under the Loan Documents, and any successor Agent appointed pursuant to
Section 8.08.

      "Agent's Office" means the address of the Agent specified in or determined in accordance with the provisions of Section 9.01.

      "Agreement" means this Revolving Credit Facility, including all schedules, annexes and exhibits hereto, as the same may be amended, modified or supplemented from time to time.

      "Agreement Date" means the date set forth as such on the signature pages hereof, which date is the date the executed copies of this Agreement were deemed delivered by all parties hereto and, accordingly, this Agreement became effective and the Banks first became committed to make the Loans and other extensions of credit contemplated by this Agreement.

      "Applicable Law" means, anything in Section 9.11 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) Governmental Approvals and (iii) orders, decisions, judgments and decrees.

      "Applicable LC Fee Rate" means, for any day, a per annum rate equal to the Eurodollar Rate Margin for such day.

      "Arrangement Fee" shall have the meaning set forth in Section 1.08(c).

      "Bank" means (a) any Person listed on the signature pages hereof following the Agent and (b) any Person (other than the Borrower or any of it's Affiliates) that has been assigned any or all of the rights or obligations of a Bank pursuant to Section 9.10 or has replaced a Bank pursuant to Section 7.07.

      "Bank Tax" means any net income or franchise tax imposed upon any Bank by any jurisdiction (or political subdivision thereof) in which such Bank or any of its Lending Offices is located.

      "Base Financial Statements" means the most recent, audited, consolidated balance sheet of the Borrower and the Consolidated Subsidiaries presented in the Borrower's 1996 Form 10-K filing with the SEC and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended December 31, 1996.

      "Base Rate" means, for any day, a rate per annum equal to the higher of
(a) the Prime Rate in effect on such day; or (b) the sum of the Federal Funds Rate in effect on such day plus 1/2%.

      "Base Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Base Rate.

      "Benefit Plan" of any Person, means, at any time, any employee benefit plan (including a Multiemployer Benefit Plan), the funding requirements of which (under Section 302(e) of ERISA or Section 412(m) of the Code) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of the Borrower or any Material Subsidiary, or any ERISA Affiliate.

      "Borrower" means Trigen Energy Corporation, a Delaware corporation.

      "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York City or London are authorized to close.

      "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of capital leases which is capitalized on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries) by the Borrower and its Consolidated Subsidiaries during that period that, in conformity with GAAP, are required to be included or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

      "Capital Security" means, with respect to any Person, (a) any share of capital stock of such Person or (b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of such Person.

      "Code" means the Internal Revenue Code of 1986.

      "Commitment" of any Bank means (a) the amount set forth opposite such Bank's name under the heading "Commitment" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the amount of the assignor's Commitment assigned to such Bank, in either case, as the same may be reduced from time to time pursuant to Section 1.07 or increased or reduced from time to time pursuant to assignments in accordance with Section 9.10(a), or (b) as the context may require, the obligation of such Bank to make Loans in an aggregate unpaid principal amount not exceeding such amount.

      "Commitment Fee" shall have the meaning set forth in Section 1.08(a).

      "Consolidated Indebtedness" means, at any time, the consolidated Indebtedness of the Borrower and the Consolidated Subsidiaries as of such time.

      "Consolidated Net Income" means, for any period, for any Person the amount of consolidated net income of such Person and its Consolidated Subsidiaries for such period (taken as a cumulative whole) as described in the consolidated financial statements for such Person provided that there shall be excluded any net income (or net loss) of a Consolidated Subsidiary for any period during which it was not a Consolidated Subsidiary.

      "Consolidated Net Worth" means, at any time, for any Person the consolidated stockholders' equity of such Person and its Consolidated Subsidiaries less their consolidated Mandatorily Redeemable Stock (except to the extent already deducted in determining such consolidated stockholders' equity), as described in the consolidated financial statements for such Person in each case, as of such time.

      "Consolidated Subsidiary" means, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time; unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of the Borrower.

      "Contract" means (a) any agreement (whether bilateral or unilateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation or charter and (d) any by-law.

      "Control" by any Person (the "Controlling Party") of another Person (the "Controlled Entity") means that the Controlling Party has the power and authority, directly or indirectly through its Affiliates under its Control, to:
(a) vote at least 50% of the equity interest of the Controlled Entity plus one additional vote; and (b) to elect a majority of the board of directors or other comparable governing body of the Controlled Entity.

      "Credit Extension" means (a) the making by any Bank of any Loan or (b) the issuance or renewal by the Issuing Bank of any Letter of Credit.

      "Debt" means any Liability that constitutes "debt" or "Debt" under section 101(11) of the Bankruptcy Code or under the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any analogous Applicable Law.

      "Debt Service Coverage Ratio" means, for the Borrower and its Consolidated Subsidiaries, with respect to any twelve-month period as measured on the last day of any fiscal quarter of the Borrower, the ratio of (a) Adjusted EBITDA to
(b) the sum of Interest Expense, Rental Expense and all principal payments that became due during such twelve-month period.

      "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Dollars" and the sign "$" mean lawful money of the United States of America.

      "Domestic Lending Office" of any Bank means, (a) as applied to any Bank,
(i) the branch or office of such Bank set forth below such Bank's name under the heading "Domestic Lending Office" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the branch or office of such Bank set forth under the heading "Domestic Lending Office" in the Notice of Assignment given to the Borrower and the Agent with respect to such assignment or (ii) such other branch or office of such Bank designated by such Bank from time to time as the branch or office at which its Base Rate Loans are to be made or maintained and (b) as applied to the Issuing Bank, (I) the branch or office of the Issuing Bank set forth below under the heading "Issuing Bank Domestic Lending Office" on Annex A or (ii)such other branch or office of such Bank designated by the Issuing Bank from time to time at which Drawings are to be made or maintained.

      "Drawing" means any amount disbursed by the Issuing Bank under a Letter of Credit.

      "Eligible Assignee" means (a) any commercial bank, savings and loan institution or savings bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus in excess of $100,000,000, (b) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having combined capital and surplus (or the equivalent thereof under the accounting principles applicable thereto) in excess of $100,000,000, provided that such bank is acting through a branch, agency or Affiliate located in the country in which it is organized or another country that is also a member of the OECD, (c) the central bank of any country that is a member of the OECD or (d) any insurance company, pension fund, mutual fund or other financial institution of recognized standing.

      "Environmental Claim" means any civil, criminal or administrative action, suit, demand claim, hearing, notice of violation, investigation, proceeding notice or demand, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, including without limitation, (a) any and all regulatory actions pursuant to any applicable Environmental Law and (b) all claims by any third party with respect to or because of its or their property relating to damage, responsibility, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

      "Environmental Law" means any applicable federal, state, local or foreign law, ordinance or regulation relating to pollution or protection of the environment, including laws relating to industrial hygiene, emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes (including, without limitation, Hazardous Materials) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes (including, without limitation, Hazardous Materials).

      "Environmental Liability" means any actual or alleged loss, cost, expense or other liability, whether direct or contingent, in connection with Hazardous Materials and/or compliance with Environmental Laws.

      "Environmental Projects" means the remedial tasks that are specified in
Schedule 3.22.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means, with respect to any Person, any other Person, including a Subsidiary or other Affiliate of such first Person, that is a member of any group of organizations within the meaning of Code Sections 414(b), (c),
(m) or (o) of which such first Person is a member.

      "Eurodollar Business Day" means any Business Day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

      "Eurodollar Lending Office" of any Bank means (a) as applied to any Bank
(i) the branch or office of such Bank set forth below such Bank's name under the heading "Eurodollar Lending Office" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the branch or office of such Bank set forth under the heading "Eurodollar Lending Office" in the Notice of Assignment given to the Borrower and the Agent with respect to such assignment or (ii) such other branch or office of such Bank designated by such Bank from time to time as the branch or office at which its Eurodollar Rate Loans are to be made or maintained and (b) as applied to the Issuing Bank, if such branch or office is different from the Eurodollar Lending Office of the Bank that is the Issuing Bank, (i) the branch or office of the Issuing Bank set forth below the name of the Bank that is the Issuing Bank under the heading" Issuing Bank Eurodollar Lending Office on Annex A or (ii)such other branch or office of such Bank designated by the Issuing Bank from time to time as the branch or the office at which Drawings are to be made or maintained.

      "Eurodollar Rate" means, for any Interest Period, the Rate that appears on the Telerate Screen Page in the column headed "USD" for a period equal to such Interest Period, at 11:00 a.m. (London time) two Eurodollar Business Days before the first day of such Interest Period. If the Telerate Screen Page becomes unavailable or if for any other reason determined by the Agent in good faith, the Agent is unable to determine the appropriate Eurodollar Rate by reference to the Telerate Screen Page, then "Eurodollar Rate" shall mean, for such Interest Period, the rate per annum determined by the Agent to be the rate per annum determined by the Reference Bank to be the rate at which the Reference Bank offered or would have offered to place with first-class banks in the London interbank market deposits in Dollars in amounts comparable to the Eurodollar Rate Loan of the Reference Bank to which such Interest Period applies, for a period equal to such Interest Period, at 11:00 a.m. (London time) on the second Eurodollar Business Day before the first day of such Interest Period.

      "Eurodollar Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Eurodollar Rate.

      "Eurodollar Rate Margin" means (a) .75% so long as the Borrower shall not maintain an S & P Rating of at least BBB-; and (b) so long as the Borrower shall receive and maintain an S & P Rating of at least BBB-, the Eurodollar Rate Margin shall be determined in accordance with the following table:

      S & P Rating         Eurodollar Rate Margin

      A- or higher            .30%

      BBB+              .35%

      BBB               .40%

      BBB-              .45%

The Eurodollar Rate Margin shall be increased or decreased in accordance with this definition upon any change in the S & P Rating and such increased or decreased Eurodollar Rate Margin shall be effective from the date of the announcement of such new S & P Rating.

      "Event of Default" means any of the events specified in Section 6.01.

      "Existing Credit Agreement" means the Credit Agreement dated as of May 24, 1995 among the Borrower, Societe Generale, as Administrative Agent, and the banks named therein.

      "Existing Restrictive Covenant" means a Restrictive Covenant identified by reference to relevant sections of the applicable Contract in Schedule 3.06(A).

      "Existing Subsidiary" means each Subsidiary existing on the Agreement Date and each Person into which any Existing Subsidiary is merged.

      "Facility" means the revolving credit of up to One Hundred Sixty Million Dollars ($160,000,000) granted to the Borrower subject and pursuant to the Agreement, as the same may be reduced pursuant to Section 1.07.

      "Facility Period" means the period commencing on the Agreement Date and ending on the Termination Date.

      "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by Societe Generale from three Federal funds brokers of recognized standing selected by such bank.

      "Funded Current Liability Percentage" has the meaning ascribed to that term in Code Section 401(a)(29).

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession for use in the United States; provided, however, that if, as a result of any change in GAAP after the Agreement Date, such change in the opinion of the Banks adversely affects the basis or efficacy of the covenants used in this Agreement to ascertain the financial condition of the Borrower, then the calculation of covenant compliance under this Agreement shall be determined in accordance with GAAP, as applied as if such change had not occurred.

      "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental unit.

      "Guaranty" of any Person means any obligation, contingent or otherwise, of such Person (a) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (b) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The word "Guarantee" when used as a verb has the correlative meaning.

      "Hazardous Materials" means any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of " hazardous substances", "hazardous wastes", "hazardous materials" under any applicable federal, state or foreign law or regulation.

      "Indebtedness" of any Person means (in each case, whether such obligation is with full or limited recourse) (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business but only if and so long as the same is payable on customary trade terms, (d) any obligation of such Person as lessee under a capital lease, (e) any Mandatorily Redeemable Stock of such Person owned by any Person other than such Person or an Indebtedness-Free Subsidiary of such Person (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference of and the amount payable upon redemption of such Mandatorily Redeemable Stock), (f) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (g) without duplication, the stated amount of all letters of credit issued for the account of such Person which secure payment of indebtedness for borrowed money or any other financial obligations and all drafts drawn thereunder, and the aggregate face amount of all bankers' acceptances as to which such person is obligated or any other non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guaranty issued by such other Person to the extent that such reimbursement obligation remains outstanding after it becomes non-contingent, (h) such Person's net marked to market liability in respect of an interest rate or currency swap or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency, determined in accordance with GAAP for the most recent date for which audited financial statements of the Borrower are available, or for such more recent date as the Agent or the Required Banks may request, (i) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person and (j) any Indebtedness of others Guaranteed by such Person, provided that in the event that the amount of the Guaranty is limited, the amount of Indebtedness imputed to the issuer of the Guaranty shall be limited to the amount of the Guaranty.

      "Indebtedness-Free Subsidiary" means a Subsidiary (a) all of the Capital Securities, other ownership interests and rights to acquire ownership interests of which are owned or controlled by the Borrower, by one or more other Indebtedness-Free Subsidiaries or by the Borrower and one or more other Indebtedness-Free Subsidiaries and (b) that has no Indebtedness other than the Loans and Indebtedness owing to the Borrower or another Indebtedness-Free Subsidiary.

      "Indemnified Person" means any Person that is, or at any time was, the Agent, the Issuing Bank, a Bank, an Affiliate of the Agent, the Issuing Bank or a Bank or a director, officer, employee or agent of any such Person.

      "Information" means data, certificates, reports, statements (including financial statements), opinions of counsel, documents and other information.

      "Intellectual Property" means (a) (i) patents and patent rights, (ii) trademarks, trademark rights, trade names, trade name rights, corporate names, business names, trade styles, service marks, logos and general intangibles of like nature and (iii) copyrights, in each case whether registered, unregistered or under pending registration and, in the case of any such that are registered or under pending registration, whether registered or under pending registration under the laws of the United States or any other country, (b) reissues, continuations, continuations-in-part and extensions of any Intellectual Property referred to in clause (a), and (c) rights relating to any Intellectual Property referred to in clause (a) or (b), including rights under applications (whether pending under the laws of the United States or any other country) or licenses relating thereto.

      "Interest Expense" means, for the Borrower and its Consolidated Subsidiaries, with respect to any specified period as measured on the last day of any fiscal quarter of the Borrower: (a) interest expense less (b) amortization of deferred financing costs, in each case as determined in accordance with GAAP for each fiscal quarter included in such specified period.

      "Interest Payment Date" means (a) for any Base Rate Loan, (i) the last Business Day of each month; and (ii) the day on which any principal amount of such Base Rate Loan matures and becomes due and payable; and (b) for any Eurodollar Loan, (i) the last day of each Interest Period for such Eurodollar Loan; (ii) the last day of each three month portion of each Interest Period which is longer than three months; and (iii) the day on which any principal amount of such Eurodollar Loan matures and becomes due and payable.

      "Interest Period" means a period commencing, in the case of the first Interest Period applicable to a Eurodollar Rate Loan, on the date of the making of, or conversion into, such Loan, and, in the case of each subsequent, successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period, and ending, depending on the Type of Loan, on the same day in the first, second, third or sixth calendar month thereafter, except that (a) any Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day and (b) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall end on the last Eurodollar Business Day of a calendar month.

      "Investment" of any Person means (a) any Capital Security, evidence of Indebtedness or other security or instrument issued by any other Person, (b) any loan, advance or extension of credit to (including Guaranties of Liabilities of), or any contribution to the capital of, any other Person and (c) any other investment in any other Person. An Investment shall be deemed to be "outstanding", except to the extent that it has been paid or otherwise satisfied in cash or the Person making such Investment has received cash in consideration for the sale thereof, notwithstanding the fact that such Investment may otherwise have been forgiven, released, canceled or otherwise nullified.

      "Issuing Bank" means with respect to each Letter of Credit issued by Societe Generale pursuant to Section 1.02(b), Societe Generale in its capacity as the issuing bank of the Letter of Credit.

      "Issuing Bank's Office" means the address of the Issuing Bank specified in or determined in accordance with the provisions of Section 9.01.

      "LdE" means Lyonnaise des Eaux, a corporation organized and existing under the laws of France.

      "Lending Office" of any Bank means the Domestic Lending Office or the Eurodollar Lending Office of such Bank.

      "Letter of Credit" means any standby letter of credit issued by the Issuing Bank pursuant to Section 1.01(b).

      "Letter of Credit Amount" means, at any time, an amount equal to the product of: (a) the aggregate undrawn amount under such Letter of Credit at such time; multiplied by (b) such Bank?s Percentage Interest.

      "Letter of Credit Commission" means a commission equal to the Applicable LC Fee Rate based on the aggregate Letter of Credit Amount.

      "Letter of Credit Fees" shall mean the fees described in Section 1.08(d).

      "Letter of Credit Fronting Fee" means a fee of .10% of the aggregate undrawn amount of all Letters of Credit issued hereunder, which fee is to be paid quarterly in arrears to the Issuing Bank.

      "Leverage Ratio" means, at any time, the ratio of Consolidated Indebtedness to Consolidated Net Worth.

      "Liability" of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

      "Lien" means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise) (a) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured Liabilities of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "Loan" means any amount advanced by a Bank pursuant to Section 1.01(a).

      "Loan Document Related Claim" means any claim or dispute (whether arising under Applicable Law, including any Environmental Law or similar law, under Contract or otherwise and, in the case of any proceeding relating to any such claim or dispute, whether civil, criminal, administrative or otherwise) in any way arising out of, related to, or connected with, the Loan Documents, the relationships established thereunder or any actions or conduct thereunder or with respect thereto, whether such claim or dispute arises or is asserted before or after the Agreement Date or before or after the Repayment Date.

      "Loan Document Representation and Warranty" means any "Representation and Warranty" as defined in any Loan Document and any other representation or warranty made or deemed made under any Loan Document.

      "Loan Documents" means (a) this Agreement, the Notes and the Letters of Credit and (b) all other agreements, documents and instruments delivered pursuant to any of the foregoing.

      "Mandatorily Redeemable Stock" means, with respect to any Person, any share of such Person's capital stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person, (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise,
(ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (b) convertible into Mandatorily Redeemable Stock.

      "Material Subsidiary" means each of the present or future Subsidiaries of the Borrower, other than those designated on Schedule 3.02(a) hereto as "Non-Material Subsidiaries"; provided, that if any of the "Non-Material Subsidiaries" listed in said Schedule shall, as at the end of any fiscal quarter, have a net worth (disregarding any Liability to an Affiliate) as at the end of such fiscal quarter and each of the three preceding fiscal quarters equal to 5% or more of the Consolidated Net Worth of the Borrower and its Consolidated Subsidiaries in each such fiscal quarter, or net income equal to 5% or more of the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for each such Fiscal Quarter, then such Subsidiary shall then and at all times thereafter be a Material Subsidiary.

      "Materially Adverse Effect" means, (a) with respect to any Person, any materially adverse effect on such Person's business, assets, financial condition, results of operations, (b) with respect to a group of Persons "taken as a whole", any materially adverse effect on such Persons' business, assets, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with GAAP and
(c) with respect to any Loan Document, any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability thereof as an obligation of the Borrower.

      "Maturity Date" means for any Loan, the earlier of: (a) the Termination Date; and (b) the date on which the maturity of the Loan has been accelerated pursuant to Section 6.02.

      "Maximum Permissible Rate" means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (a) civil or criminal penalties being imposed on the payee or (b) the payee's being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

      "Minimum Consolidated Net Worth" means, for any calendar year, the Consolidated Net Worth required for such calendar year pursuant to Section 4.03(a).

      "Multiemployer Benefit Plan" means any Benefit Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Non-Recourse Subsidiary" means all Subsidiaries other than Recourse Subsidiaries.

      "Non-US Bank" means a Person that is not a United States Person and that is not described in Section 881(c)(3) of the Code.

      "Note" means any Note in the form of Exhibit A and includes such a Note that is a Registered Note.

      "Notice of Assignment" means any notice to the Borrower and the Agent with respect to an assignment and acceptance pursuant to Section 9.10 in the form of
Schedule 9.10.

      "Participation Fee" means the fee paid pursuant to Section 1.08(b).

      "Participating Bank Fees" shall have the meaning as set forth in Section 1.08(d).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Percentage Interest" means, as to a Bank, the percentage set forth opposite such Bank's name on Annex A of this Agreement and any amendment or assignment hereto, or if applicable, in the Register.

      "Permitted Guaranty" means any guaranty that is an endorsement of a check for collection in the ordinary course of business.

      "Permitted Lien" means (a) any Lien securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if payment thereof shall not at the time be required to be made in accordance with Section 3.04 and foreclosure, distraint, sale or other similar proceedings shall not have been commenced; (b) any Lien on the properties and assets of a Subsidiary of the Borrower securing an obligation owing to the Borrower; (c) any Lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation; (d) any Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 20 days; (e) any Lien existing on (i) any property or asset of any Person at the time such Person becomes a Subsidiary or (ii) any property or asset at the time such property or asset is acquired by the Borrower or a Subsidiary, but only, in the case of either (i) or (ii), if and so long as
(A) such Lien was not created in contemplation of such Person becoming a Subsidiary or such property or asset being acquired, (B) such Lien is and will remain confined to the property or asset subject to it at the time such Person becomes a Subsidiary or such property or asset is acquired and to fixed improvements thereafter erected on such property or asset, and (C) such Lien secures only the obligation secured thereby at the time such Person becomes a Subsidiary or such property or asset is acquired; (f) any Lien in existence on the Agreement Date to the extent set forth on Schedule 4.02(a), but only, in the case of each such Lien, to the extent it secures an obligation outstanding on the Agreement Date to the extent set forth on such Schedule; (g) any Lien securing Purchase Money Indebtedness but only if, in the case of each such Lien,
(x) such Lien shall at all times be confined solely to the property or asset the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to fixed improvements thereafter erected on such property or asset and (y) such Lien attached to such property or asset within 30 days of the incurrence of such Purchase Money Indebtedness asset; (h) liens on stock or assets of Non-Recourse Subsidiaries or (ii) any Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien by virtue of clause (e), (f), (g) or (h) of this definition, but only if (w) at the time such Lien is granted and immediately after giving effect thereto, no Default would exist, (x) such Lien is limited to all or a part of the property or asset that was subject to the Lien so renewed, extended or replaced and to fixed improvements thereafter erected on such property or asset,
(y) the principal amount of the obligations secured by such Lien does not exceed the principal amount of the obligations secured by the Lien so renewed, extended or replaced and (z) the obligations secured by such Lien bear interest at a rate per annum not exceeding the rate borne by the obligations secured by the Lien so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase.

      "Person" means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof or, for the purpose of the definition of "ERISA Affiliate", any trade or business.

      "Post-Default Rate" means the rate otherwise applicable under Section 1.03(a) plus 2%.

      "Prime Rate" means the rate of interest from time to time announced by Societe Generale at its office in New York, New York as its prime commercial lending rate for extensions of credit in Dollars, which rate is not necessarily the lowest rate of interest charged or received by Societe Generale. Each change in the Prime Rate resulting from a change in such prime commercial lending rate shall take effect when such prime commercial lending rate changes.

      "Prohibited Transaction" means any transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

      "Project" means any project of the Borrower or any of its Subsidiaries for
(a) the development or construction of, or (b) the acquisition of or Investment in, facilities for production, distribution or storage of electricity, steam, hot or chilled water or other output, or any portion of such facility (and shall include, without limitation, any expansion, renovation, upgrade or enhancement of any such facility or portion thereof, and any Investment in any entity for any of such purposes), in each case if such project is financed or is to be financed, directly or indirectly, by Loans or Letters of Credit under this Agreement, for the duration of the Facility Period.

      "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time.

      "Purchase Money Indebtedness" means (a) Indebtedness of the Borrower that is incurred to finance part or all of (but not more than) the purchase price of a tangible asset, provided that (i) neither the Borrower nor any Subsidiary had at any time prior to such purchase any interest in such asset other than a security interest or an interest as lessee under an operating lease and (ii) such Indebtedness is incurred within 30 days after such purchase or after the repayment in full of any short-term (less than twelve months) bridge financing obtained to effect such purchase, or (b) Indebtedness that (i) constitutes a renewal, extension or refunding of, but not an increase in the principal amount of, Purchase Money Indebtedness that is such by virtue of clause (a) or (b) and
(ii) bears interest at a rate per annum that is commercially reasonable at the time such Indebtedness is incurred.

      "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended from time to time.

      "QF Subsidiary" means The Subsidiaries designated as such on Schedule
3.02.

      "Recourse Subsidiary" means any direct or indirect Subsidiary (i) for which the Borrower or any Material Subsidiary has issued a Guaranty, or (ii) as to which the Borrower or any other Material Subsidiary has made a commitment to contribute (or has in fact contributed) equity, or (iii) for which the Borrower or any Material Subsidiary has general partner liability or other derivative liability by operation of law or Contract, but only if the sum of the Liabilities (and payments in respect of Liabilities) referred to in clauses (i),
(ii) and (iii) above exceeds the product of (A) 30% times (B) the Borrower's indirect ownership percentage of such Subsidiary times (C) the sum of the book value of all assets of such Subsidiary and the projected capital cost of all assets of such Subsidiary under construction. A Subsidiary shall constitute a Recourse Subsidiary only during such periods for which the terms of the foregoing description are satisfied.

      "Reference Bank" means Societe Generale, New York.

      "Register" means a register kept at the Agent's office by the Agent on behalf of the Borrower, on which the Agent records the names of the Registered holders of Registered Notes.

      "Registered Holder" means the Person in whose name a Registered Note is registered.

      "Registered Note" means a Note the name of the holder of which has been recorded on the Register. The registration of a Note shall constitute the registration of the Loan evidenced thereby.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System.

      "Regulatory Change" means any Applicable Law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that was not enacted or effective or required or expected to be complied with prior to the Agreement Date, whether the same is the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any Bank Tax.

      "Rental Expense" means, for the Borrower and its Consolidated Subsidiaries, with respect to any specified period as measured on the last day of any fiscal quarter of the Borrower, the aggregate amount of all payments made by the Borrower and its Consolidated Subsidiaries during such specified period under leases that are or should be recorded in accordance with GAAP as capital leases (other than that portion, if any, of such payments as relates to maintenance, insurance and similar costs and that portion, if any, included in Interest Expense for such specified period).

      "Repayment Date" means the later of (a) the termination of the Commitments (whether as a result of the occurrence of the Termination Date, reduction to zero pursuant to Section 1.07 or termination pursuant to Section 6.02) and (b) the payment in full of the Loans, Drawings and all other amounts payable or accrued hereunder.

      "Reportable Event" means, with respect to any Benefit Plan of any Person,
(a) the occurrence of any of the events set forth in ERISA Sections 4043(c), other than an event as to which the requirement of 30 days' notice, or the penalty for failure to provide such notice, has been waived by the PBGC, (b) the existence of conditions sufficient to require advance notice to the PBGC pursuant to ERISA Section 4043(b), (c) the occurrence of any of the events set forth in ERISA Sections 4062(e) or 4063(a) or the regulations thereunder, (d) any event requiring such Person or any of its ERISA Affiliates to provide security to such Benefit Plan under Code Section 401(a)(29) or (e) any failure to make a payment required by Code Section 412(m) with respect to such Benefit Plan.

      "Representation and Warranty" means any representation or warranty made pursuant to or under (a) Section 2.02, Article 3, Section 5.02 or any other provision of this Agreement or (b) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (a) OR (b) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF THE BORROWER.

      "Required Banks" means, at any time, Banks having more than two thirds (66-2/3%) of the Loans and Participations outstanding, or if there are no Loans or Participations outstanding, more than two thirds (66-2/3%) of the aggregate amount of the Commitment. Any determination of those Banks constituting Required Banks shall be made by the Agent and shall be conclusive and binding on all parties absent manifest error.

      "Reserve Requirement" means, at any time, the then current maximum rate for which reserves (including any marginal, supplemental or emergency reserve) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding five billion Dollars against "Eurocurrency liabilities", as that term is used in Regulation D.

      "Restricted Payment" means any payment with respect to or on account of any of the Borrower's Capital Securities, including any dividend or other distribution on, and any payment on account of any purchase, redemption, retirement, exchange, defeasance or conversion (other than into other Capital Securities that do not bear interest and do not require repayment of principal) of, or on account of any claim relating to or arising out of the offer, sale or purchase of, any such Capital Securities. For the purposes of this definition, a "payment" shall include the transfer of any asset or the incurrence of any Indebtedness or other Liability (the amount of any such payment to be the fair market value of such asset or the amount of such obligation, respectively) but shall not include the issuance of any capital stock of the Borrower other than Mandatorily Redeemable Stock.

      "Restrictive Covenant" means any consensual restriction restricting, reducing, delaying or otherwise limiting a Subsidiary's ability (whether by covenant, event of default, subordination or otherwise) to (i) pay dividends or make any other distributions on shares of its Capital Securities held by the Borrower or any other Subsidiary, (ii) pay any obligation (including management fees) owed to the Borrower or any other Subsidiary, (iii) make any loans or advances to or investments in the Borrower or in any other Subsidiary, (iv) transfer any of its property or assets to the Borrower or any other Subsidiary or (v) create a material Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom.

      "S & P Rating" means on any date of determination, the rating of the Borrower's unsecured senior debt announced by Standard & Poor?s Ratings Group, a division of McGraw-Hill Corporation or any successor thereto.

      "SEC" means the Securities and Exchange Commission of the United States and its successors.

      "Subsidiary" means, with respect to any Person, any other Person (a) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions) or (b) other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

      "Tax" means any Federal, State or foreign tax, assessment or other governmental charge (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

      "Telerate Screen" means the display of interest settlement rates (commonly known as LIBOR) for Dollar deposits in London designated as page 3750 on the Dow Jones Telerate Service (or any other page that replaces page 3750 and displays London interbank settlement rates for Dollar deposits).

      "Termination Date" means: (a) the third anniversary of the Agreement Date; or (b) if the Facility Period has been extended pursuant to Section 1.01(c), either the fourth or fifth anniversary of the Agreement Date, as contained in a notice from the Agent to the Borrower.

      "Termination Event" means, with respect to any Benefit Plan, (a) any Reportable Event with respect to such Benefit Plan, (b) the termination of such Benefit Plan, or the filing of a notice of intent to terminate such Benefit Plan, or the treatment of any amendment to such Benefit Plan as a termination under ERISA Section 4041(c), (c) the institution of proceedings to terminate such Benefit Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer such Benefit Plan under ERISA Section 4042.

      "Type" means, with respect to Loans, any of the following, each of which shall be deemed to be a different "Type" of Loan: Base Rate Loans, Eurodollar Rate Loans having a one-month Interest Period, Eurodollar Rate Loans having a two-month Interest Period, Eurodollar Rate Loans having a three-month Interest Period and Eurodollar Rate Loans having a six-month Interest Period. Any Eurodollar Rate Loan having an Interest Period that differs from the duration specified for a Type of Eurodollar Rate Loan listed above solely as a result of the operation of clauses (a) and (b) of the definition of "Interest Period" shall be deemed to be a Loan of such above-listed Type notwithstanding such difference in duration of Interest Periods.

      "Unfunded Benefit Liabilities" means, with respect to any Benefit Plan at any time, the amount of unfunded benefit liabilities of such Benefit Plan at such time as determined under ERISA Section 4001(a)(18).

      "Uniform Customs" means Uniform Customs and Practice for Commercial Documentary Credits of the International Chamber of Commerce, revision 500 of 1993 and as the same may be amended, modified or supplemented.

      "United States Person" means a corporation, partnership or other entity created, organized or incorporated under the laws of the United States of America or a State thereof (including the District of Columbia).

      "Unreimbursed Letter of Credit Obligations" means any amounts which the Borrower is required to reimburse the Issuing Bank for Drawings.

      "Upstream Payments" means, collectively, all payments by a Subsidiary of the Borrower to the Borrower, whether made directly or indirectly through another Subsidiary, and whether paid in cash or in other property or by operation of setoff or recoupment or otherwise, in respect of shares of stock in Subsidiaries, Indebtedness, promissory notes, and other securities and obligations of Subsidiaries held by the Borrower, and all rights of the Borrower and its Subsidiaries to receive management and other fees.

      "UTC Environmental Report" means the report dated April 4, 1997 concerning the Environmental Projects.

      "Utilization Fee" means the fee of .05% per annum of the aggregate daily amount of the Loans, Letters of Credit Amounts and Unreimbursed Letter of Credit Obligations as described in Section 1.08(e).

      "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the Capital Securities and all other ownership interests and rights to acquire ownership interests of which (except directors' qualifying shares) are, directly or indirectly, owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more of such Subsidiaries; unless otherwise specified, "Wholly Owned Subsidiary" means a Wholly Owned Subsidiary of the Borrower.

      Section 10.02. Other Interpretive Provisions. (a) Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person's successors and assigns, (ii) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law or any successor Applicable Law as the same may have been or may be amended or supplemented from time to time and (iii) to any Loan Document or Contract defined or referred to herein shall be deemed references to such Loan Document or Contract (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

      (b) When used in this Agreement, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article", "Section", "Annex", "Schedule" and "Exhibit" shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

      (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

      (d) Any item or list of items set forth following the word "including", "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included", such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

      (e) Each authorization in favor of the Agent, the Issuing Bank, the Banks or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

      (f) except as otherwise specified herein, all references to the time of day shall be deemed to be to New York City time as then in effect.

      Section 10.03. Accounting Matters. Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, except, in the case of such financial statements, for departures from GAAP that may from time to time be approved in writing by the independent certified public accountants who are at the time, in accordance with Section 5.01(b), reporting on the Borrower's financial statements.

      Section 10.04. Representations and Warranties. All Representations and Warranties shall be deemed made (a) in the case of any Representation and Warranty contained in this Agreement at the time of its initial execution and delivery, at and as of the Agreement Date, (b) in the case of any Representation and Warranty contained in this Agreement or any other document at the time any Loan is made, at and as of such time and (c) in the case of any particular Representation and Warranty, wherever contained, at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

      Section 10.05. Captions. Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

      Section 10.06. Interpretation of Related Documents. Except as otherwise specified therein, terms that are defined herein that are used in Notes, certificates, opinions and other documents delivered in connection herewith shall have the meanings ascribed to them herein and such documents shall be otherwise interpreted in accordance with the provisions of this Article 10.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Agreement Date.


               TRIGEN ENERGY CORPORATION



               By
                  Name:
                  Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Agreement Date.



               SOCIETE GENERALE,
                  as Agent, as Issuing Bank and as a Bank



               By
                  Name:
                  Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Agreement Date.


               COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                  EUROPEENNE



               By
                  Name:
                  Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Agreement Date.


               CREDIT LOCAL DE FRANCE



               By
                  Name:
                  Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Agreement Date.


               CREDIT COMMERCIAL DE FRANCE



               By
                  Name:
                  Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Agreement Date.


               BANQUE FRANCAISE DU COMMERCE
                  EXTERIEUR



               By
                  Name:
                  Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Agreement Date.


               MELLON BANK, N.A.



               By
                  Name:
                  Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Agreement Date.


               THE DAI-ICHI KANGYO BANK, LTD.



               By
                  Name:
                  Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Agreement Date.


               UMB BANK, N.A.



               By
                  Name:
                  Title: